                                                            Exhibit 4.3(c)
Final

                              AMENDMENT NO. 2
                                    TO
                 SECOND AMENDED AND RESTATED AGENCY AGREEMENT

                              in respect of

                     TOYOTA MOTOR CREDIT CORPORATION'S
                      EURO MEDIUM-TERM NOTE PROGRAM

        This Amendment No. 2, dated as of July 23, 1999 ("Amendment No. 2"), is made to the Second Amended and Restated Agency Agreement, dated as of July 24, 1997, as amended by Amendment No. 1, dated as of July 24, 1998 (as amended, the "Agreement"), among Toyota Motor Credit Corporation, as Issuer (the "Company"), The Chase Manhattan Bank, as Agent (the "Agent"), and Chase Manhattan Bank Luxembourg S.A., as paying agent (the "Paying Agent") in respect of the Company's Euro Medium-Term Note Program. Except as otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

        WHEREAS, the Company, the Agent and the Paying Agent desire to amend the Agreement to make certain changes to the Agreement.

        NOW, THEREFORE, in consideration of the foregoing and for, other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

A.   Clause 1 (Definitions and Interpretation) is amended as follows:

  1. The definition of "Cedel Bank" is amended in its entirety as follows:

       "Cedel Bank" or "Cedelbank" means Cedelbank.

  2. The definition of "Dealer" is amended in its entirety as follows:

     "Dealer" means each of Merrill Lynch International, Credit Suisse First Boston (Europe) Limited, Goldman Sachs International, Lehman Brothers International (Europe), J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited, Nomura International plc, Paribas and UBS AG, acting through its division Warburg Dillon Read, and any other entities appointed as dealers from time to time pursuant to the Program Agreement;.

  3. The definition of "Euro" is amended in its entirety as follows:

     "Euro" or "euro" means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty.

  4. The definition of "French francs" is amended in its entirety as follows:


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


     "French francs" or "FRF" means the lawful currency for the time being of France, in addition to the euro. (Pursuant to the Treaty, French francs will cease to exist on January 1, 2002.)

5. The definition of "ISDA Definitions" is amended in its entirety as follows:

     "ISDA Definitions" means the 1991 ISDA Definitions, as supplemented by the 1998 Supplement and the 1998 ISDA Euro Definitions, each as published by the International Swaps and Derivatives Association, Inc., as amended, supplemented or updated from time to time.

  6. The definition of "Listing Agent" is amended in its entirety as follows:

     "Listing Agent" means Merrill Lynch International of Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY (in the case of Notes Listed on the London Stock Exchange) or such other listing agent as the Company may from time to time appoint for purposes of liaising with any Stock Exchange.

  7. The definition of "Noteholders" is amended in its entirety as follows.

     "Noteholders" means the several persons who are for the time being holders of outstanding Notes save that for so long as any of the Notes are represented by a Global Note, each person who is for the time being shown in the records of Euroclear, Cedelbank or such other applicable clearing agency as the holder of a particular principal amount of such Notes (other than a clearing agency (including Cedelbank and Euroclear) that is itself an account holder of Cedelbank, Euroclear or any other applicable clearing agency for a Series of Notes) (in which regard any certificate or other document issued by Euroclear, Cedelbank or such other applicable clearing agency as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Company, the Agent and any other Paying Agent as a holder of such nominal amount of such Notes for all purposes other than for the payment of principal (including premium (if any)) or interest on such Notes, the right to which shall be vested, as against the Company, the Agent and any other Paying Agent, solely in the bearer of the Global
     Note in accordance with and subject to its terms (and the expressions "Noteholder", "holder of Notes" and related expressions shall be construed accordingly).

  8. The definition of "Outstanding" is amended in its entirety as follows:

     "Outstanding" means, in relation to the Notes, all the Notes issued other than (a) those which have been redeemed in full in accordance with this Agreement or the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys therefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under the Conditions after such date) have been duly paid to the Agent as provided herein (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 16) and remain available for payment against presentation of Notes, (c) those which have become void under Condition 15, (d) those which have been purchased or otherwise acquired and cancelled as provided in Condition 5 and those which have been purchased or otherwise acquired and are being held by the Company for subsequent resale or reissuance as provided in Condition 5 during the time so held, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 14, (f) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 14 and (g)temporary Global Notes to the extent that they shall have been duly exchanged in whole for Permanent Global Notes or Definitive Notes and Permanent Global Notes to the extent that they shall have been duly exchanged in whole for Definitive Notes, in each case pursuant to their respective provisions.

  9. The definition of "Series" is amended to add the words "Interest Basis, Redemption/Payment Basis" after "Maturity Date" in the second line of the definition and delete the words "and Interest/Payment Basis" from the second line of the definition.

 10. The definition of "Tranche" is amended in its entirety as follows:

     "Tranche" means all Notes of the same Series with the same Issue Date and Interest Commencement Date.

 11. The following definition is added to the Agreement:

     "Treaty" means the Treaty establishing the European Community, as amended by the Treaty on Economic Union.

B.   Clause 3, subclause (1)(c) is amended in its entirety as follows:

     to deliver such Temporary Global Note(s) (i) to the specified common depositary of Euroclear, Cedelbank and/or such other applicable clearing agency as is specified in the related Pricing Supplement against receipt from such common depositary of confirmation that such common depositary is holding the Temporary Global Note(s) in safe custody for the account of Euroclear, Cedelbank or such other applicable clearing agency and to instruct Euroclear, Cedelbank and/or such other applicable clearing agency (as the case may be) to credit the Notes represented by such Temporary Global Notes(s), unless otherwise agreed in writing between the Agent and the Company, to the Agent's distribution account (or in the case of a syndicated bond issue, the lead manager's account), or (ii) as otherwise agreed in writing between the Company and the Agent.

C.   Clause 4, subclause (1)(c) is amended in its entirety as follows:

     (i) where the Temporary Global Note is being held by a common depository as aforesaid, to deliver such Permanent Global Note to the specified common depositary that is holding the Temporary Global Note for the time being on behalf of Euroclear, Cedelbank and/or such other applicable clearing agency as is specified in the related Pricing Supplement in exchange for such Temporary Global Note or, in the case of a partial exchange, after noting the details of such exchange in the appropriate spaces on both the Temporary Global Note and the Permanent Global Note, and in either case against receipt from the common depositary of confirmation that such common depositary is holding the Permanent Global Note in safe custody for the account of Euroclear, Cedelbank and/or such other applicable clearing agency (as the case may be); or (ii) where the Temporary Global Note is not being held by a common depository, as otherwise agreed in writing between the Company and the Agent.

D. Clause (7), subclauses (5) and (6) are amended to add the word "Unless otherwise agreed in writing between the Company and the Agent," to the beginning of those subclauses.

E.   Clause 8, subclause (2)(a) is amended in its entirety as follows:

     (a) a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

F.   Clause 8, subclause (2)(b) is amended in its entirety as follows:

     (b) either (i) in relation to a payment to be made in a Specified Currency other than ECU or euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial center of the country of the relevant Specified Currency (if other than London), (ii) in relation to a payment to made in ECU, an ECU Settlement Day, or (iii) in relation to a payment to be made in euro, a day on which the TARGET system is open; and

G.   Clause 9, subclauses (9)(a) and (9)(b) are amended to add the word

     "Linked" after "Indexed".

H.   Clause 13, subclause (1) is amended in its entirety as follows:

     All Notes which are purchased or otherwise acquired pursuant to the Conditions by the Company, together (in the case of Definitive Notes) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or purchased therewith, may, at the option of the Company, either be (i) resold or reissued, or held by the Company for subsequent resale or reissuance, or (ii) cancelled in which event such Notes, Receipts and Coupons may not be resold or reissued. Where any Notes, Receipts, Coupons or Talons are purchased and cancelled, resold or reissued, or held by the Company for subsequent resale or reissuance, as aforesaid, the Company shall procure that all relevant details are promptly given to the Agent and that all Notes, Receipts, Coupons or Talons so cancelled are delivered to the Agent.

I.   Clause 14, subclause (4)(b) is amended in its entirety as follows:

     (b) furnished it with such evidence (including evidence as to the serial number of such Note, Receipt, Coupon or Talon) and indemnity or other security (which may include a bank guarantee and/or security) or otherwise as the Company and the Agent may reasonably require; and

J.   Clause 19, subclause (3) is amended in its entirety as follows:

     The Agent and the Paying Agents hereby undertake to the Company to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein, in the Conditions and in the Procedures Memorandum specifically set forth, or are otherwise agreed to in writing by the Company, the Agent and the Paying Agents as applicable, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent and the Paying Agents.

K. Clause 25, subclauses (a) and (b) are amended in their entirety as follows:

     (a) if delivered in person to the relevant address specified on the signature pages of Amendment No 2 (or to such other address as is specified in writing and delivered to all parties to this Agreement) and, if so delivered, shall be deemed to have been delivered at time of receipt;

     (b) if sent by facsimile or telex to the relevant number specified on the signature pages of Amendment No. 2 (or to such other facsimile or telex numbers as are specified in writing and delivered to all parties to this Agreement) and, if so sent, shall be deemed to have been delivered upon transmission provided such transmission is confirmed by the answer back of the recipient (in the case of telex) or when an acknowledgment of receipt is received (in the case of facsimile).

L. The paragraph in Clause 28 appearing before subclause (1) is amended in its entirety as follows:

     For purposes of this Clause 28, the term "outstanding" excludes those Notes which have been purchased or otherwise acquired and are being held by the Company for subsequent resale or reissuance as provided in

     Condition 5 during the time so held.

M. Clause 33, subclause (1)(a) is amended to add the word "in" after the word "specified" and before the words "Condition 17(a)(i)" in line 12 of the subclause.

N. Clause 33, subclauses (1)(e), (f) and (g) are amended in their entirety as follows:

     (e) After the Redenomination Date, "Business Day" in relation to any sum payable in euro shall mean a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and New York and a day on which the TARGET system is open.

     After the Redenomination Date, "Payment Business Day" shall mean (A) a "Business Day" as defined herein and (B) a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation.

     (f) If definitive Notes have been issued, after the Redenomination Date, the amount of interest due in respect of Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which Receipts or Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01. If the Notes are in global form, after the Redenomination Date, the amount of interest due in respect of Notes represented by the Global Note will be calculated by reference to the aggregate nominal amount of such Notes and the amount of such payment shall be rounded down to the nearest euro 0.01.

     (g) The applicable Pricing Supplement will specify any relevant changes to the provisions relating to interest, including without limitation, any change to the applicable Day Count Fraction and Business Day Convention.
O.   Clause 33, subclause (2) is amended in its entirety as follows:

     Where exchange ("Exchange") is specified in the applicable Pricing Supplement as being applicable, and unless otherwise specified in the applicable Pricing Supplement, the Company may, without the consent of any Noteholder, Receiptholder or Couponholder, on giving prior notice to Euroclear, Cedelbank and the Agent and at least 30 days' prior notice to the Noteholders as provided in Condition 16, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be exchangeable for Notes expressed to be denominated in euro in accordance with such arrangements as the Company may decide, after consultation with the Agent, and as may be specified in the notice, including arrangements under which Receipts and Coupons (which expression shall for this purpose include Coupons to be issued on an exchange of matured Talons) unmatured at the date so specified become void.

P. Appendix A (Terms and Conditions of the Notes) is amended in its Entirety in the form of Appendix A attached hereto.

Q. Appendix B (Forms of Global and Definitive Notes, Coupons, Receipts and Talons) is amended in its entirety in the form attached hereto.

R.   Appendix C (Form of Calculation Agency Agreement) is amended as follows:

     1. The first sentence of Clause A of the form of Calculation Agency Agreement is amended in its entirety as follows:

         The Company has entered into the Second Amended and Restated Program Agreement with Merrill Lynch International, Credit Suisse First Boston (Europe) Limited, Goldman Sachs International, Lehman Brothers International (Europe), J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited, Nomura International plc, Paribas and UBS AG, acting through its division Warburg Dillon Read, dated July 24, 1997, as amended by Amendment No. 1 to the Second Amended and Restated Program Agreement, dated July 24, 1998, and Amendment No. 2 to the Second Amended and Restated Program Agreement, dated July 23, 1999 (as amended, the "Program Agreement"), under which $16,000,000,000 (or its equivalent in other currencies) in aggregate principal amount of Notes ("Notes") may be outstanding.

    2. The first sentence of Clause B of the form of Calculation Agency Agreement is amended in its entirety as follows:

        The Notes will be issued subject to and with the benefit of the Second Amended and Restated Agency Agreement, dated as of July 24, 1997, as amended by Amendment No. 1 to the Second Amended and Restated Agency Agreement, dated as of July 24, 1998, and Amendment No. 2 to the Second Amended and Restated Agency Agreement, dated as of July 23, 1999 (as amended, the "Agency Agreement") among the Company, The Chase Manhattan Bank (the "Agent," which expression shall include its successor or successors for the time being under the Agency Agreement) and Chase Manhattan Bank Luxembourg S.A. (the "Paying Agent," which expression shall include its successor or successors for the time being under the Agency Agreement).

   3. The notice provisions of Section (7) of the form of Calculation Agency Agreement relating to the Company are amended as follows:

The Company: TOYOTA MOTOR CREDIT CORPORATION
             19001 South Western Avenue FN 17
             Torrance, California 90509
             Telephone No:  (310) 618-4001
             Fax No.  (310) 787-6194
             Attention:  Vice President, Treasury

S. The first paragraph of Section 4 of Appendix D (Form of Operating & Administrative Procedures Memorandum) is amended to add the word "Linked" after the word "Indexed" in the third line of that paragraph.

T. Annex A (Settlement Procedures) to Appendix D (Form of Operating & Administrative Procedures Memorandum) is amended as follows:

   1. Page D-4 under "Issue Date minus 2 days" is amended by the addition of the words "or Index Linked Interest Notes" after "Floating Rate Notes" in the first sentence of the first paragraph.

   2. The second paragraph on page D-5 under "Issue Date" is amended in its entirety as follows:

       The Agent pays to the Company the aggregate subscription moneys received by it to such account as the Company shall notify to the Agent.

   3.  On page D-5 under Explanatory Notes to Settlement Procedures, clause
       (a) is amended in its entirety as follows:


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


       (a) Each "Day" is a day on which banks and foreign exchange markets are open for general business in London (including dealings in foreign exchange and foreign currency deposits), counted in reverse order from the proposed Issue Date.

4.  On page D-5 under Explanatory Notes to Settlement Procedures, clause
       (b) is amended in its entirety as follows:

       The "Issue Date" must be a Business Day. For the purposes of this Memorandum, "Business Day" means a day which is both:

           a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London; and

           (i) in relation to Notes denominated in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial center of the country of the relevant Specified Currency (if other than London), or (ii) in relation to Notes denominated in euro, a day on which the TARGET system is open. Unless provided otherwise in the applicable Pricing Supplement, the principal financial center of any country shall be as provided in the ISDA Definitions (except in the case of New Zealand and Australia, where the principal financial center will be as specified in the Pricing Supplement).

   5.  On page D-6 under Explanatory Notes to Settlement Procedures, clause
       (d) is amended by replacing "Sponsor" with "Company".

U. Annex B (Form of Pricing Supplement) to Appendix D (Form of Operating & Administrative Procedures Memorandum) is amended in its entirety in the form of Annex B to Appendix D attached hereto.

V. Annex D (Trading Desk Information) to Appendix D (Form of Operating & Administrative Procedures Memorandum) is amended in its entirety in the form of Annex D to Appendix D attached hereto.

W. Appendix E (Form of Notes) is amended in its entirety to the form of Appendix E attached hereto. The form of the Pricing Supplement referred to in the Form of Notes is set out in full in Annex B to Appendix D
    (Form of Operating & Administrative Procedures Memorandum).

       IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Second Amended and Restated Agency Agreement as of the date above first written.

The Company
-----------

TOYOTA MOTOR CREDIT CORPORATION
19001 South Western Avenue, FN 17
Torrance, California 90509

Telephone:  (310)  618-4001
Telefax:    (310)  787-6194Attention:  Vice President, Treasury

By:
      -------------------------------
      Name:  George E. Borst
      Title: Senior Vice President and General Manager


The Agent
----------
The Chase Manhattan Bank
Trinity Tower
9 Thomas More Street
London E1 9YT

Telephone:  01202 347430
Fax:        01202 347438
Telex:      8954681 CMB G
Attention:  Manager, Global Trust Services, Operations

By:
      -------------------------------


The Paying Agent
----------------
Chase Manhattan Bank Luxembourg S.A.
5 Rue Plaetis
L-2338
Luxembourg

Telephone:  00 352 4626 85236
Fax:        00 352 4626 85380
Telex:      1233 CHASE LU
Attention:  Manager, Global Trust Services, Operations

By:
      -------------------------------

                                 APPENDIX A
                                 ----------

                      TERMS AND CONDITIONS OF THE NOTES
                      ---------------------------------


The following are the Terms and Conditions (the "Terms and Conditions" or the "Conditions") of the Notes issued on or after the date of this Offering Circular which (subject to completion and amendment and to the extent applicable) will be attached to or incorporated by reference into each global Note and which will be incorporated by reference or endorsed upon each definitive Note. The applicable Pricing Supplement in relation to any Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Pricing Supplement will be endorsed upon, or attached to, each temporary global Note, permanent global Note and definitive Note. Reference should be made to "Form of the Notes" in the Offering Circular dated July 23, 1999 (the "Offering Circular") for the form of Pricing Supplement which will include the definitions of certain terms used in the following Terms and Conditions.

This Note is one of a Series (as defined below) of Notes (the "Notes," which expression shall mean (i) in relation to any Notes represented by a global Note, units of the lowest Specified Denomination in the Specified Currency of the relevant Notes, (ii) definitive Notes issued in exchange (or partial exchange) for a temporary or permanent global Note, and (iii) any global
Note) issued subject to, and with the benefit of, a Second Amended and Restated Agency Agreement dated as of July 24, 1997, as amended (the "Agency Agreement"), and made between Toyota Motor Credit Corporation ("TMCC", which reference does not include the subsidiaries of TMCC) and The Chase Manhattan Bank, London Office, as issuing agent and (unless specified otherwise in the applicable Pricing Supplement) principal paying agent and (unless specified otherwise in the applicable Pricing Supplement) as calculation agent (the "Agent", which expression shall include any successor agent or any other Calculation Agent specified in the applicable Pricing Supplement) and the other paying agents named therein (together with the Agent, the "Paying Agents", which expression shall include any additional or successor paying agents).

Interest-bearing definitive Notes will (unless otherwise indicated in the applicable Pricing Supplement) have interest coupons ("Coupons") and, if indicated in the applicable Pricing Supplement, talons for further Coupons ("Talons") attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in installments will have receipts ("Receipts") for the payment of the installments of principal (other than the final installment) attached on issue.

As used herein, "Series" means all Notes which are denominated in the same currency and which have the same Maturity Date, Interest Basis, Redemption/Payment Basis and Interest Payment Dates (if any) (all as indicated in the applicable Pricing Supplement) and the terms of which (except for the Issue Date or the Interest Commencement Date (as the case may be) and/or the Issue Price (as indicated as aforesaid)) are otherwise identical (including whether or not the Notes are listed) and the expressions "Notes of the relevant Series" and "holders of Notes of the relevant Series" and related expressions shall be construed accordingly. As used herein, "Tranche" means all Notes of the same Series with the same Issue Date and Interest Commencement Date (if applicable).

The Pricing Supplement applicable to any particular Note or Notes is attached hereto or endorsed hereon and supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of such Note or Notes.
References herein to the "applicable Pricing Supplement" shall mean the Pricing Supplement attached hereto or endorsed hereon.

Copies of the Agency Agreement (which contains the form of Pricing Supplement) and the Pricing Supplement applicable to any particular Note or Notes (if listed) are available for inspection at the specified offices of the Agent and each of the other Paying Agents. The holders of the Notes (the "Noteholders"), which expression shall, in relation to any Notes represented by a global Note, be construed as provided in Condition 1, the holders of the Coupons (the "Couponholders") and the holders of Receipts (the "Receiptholders") are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Agency Agreement and the applicable Pricing Supplement, which are binding on them.

A temporary or permanent global Note will be exchangeable in whole, but not in part, for security printed definitive Notes with, where applicable, Receipts, Coupons and Talons attached not earlier than the date (the "Exchange Date") which is 40 days after completion of the distribution of the relevant Tranche, provided that certification of non-U.S. beneficial ownership has been received: (i) at the option of TMCC; (ii) unless stated otherwise in the applicable Pricing Supplement, at the option of holders of an interest in the temporary or permanent global Note upon such notice as is specified in the applicable Pricing Supplement from Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or Cedelbank (as the case may be) acting on instructions of the holders of interest in the temporary or permanent global Note and/or subject to the payment of costs in connection with the printing and distribution of the definitive Notes, if specified in the applicable Pricing Supplement;
(iii) if, after the occurrence of an Event of Default, holders representing at least a majority of the outstanding principal amount of the Notes of a Series, acting together as a single class, advise the Agent through Euroclear and Cedelbank that they wish to receive definitive Notes; or (iv) Euroclear, Cedelbank and any other relevant clearance system for the temporary or permanent global Note are all no longer willing or able to discharge properly their responsibilities with respect to such Notes and the Agent and TMCC are unable to locate a qualified successor.

Words and expressions defined in the Agency Agreement, defined elsewhere in the Offering Circular or used in the applicable Pricing Supplement shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail.

A.  Form, Denomination and Title
    ----------------------------

The Notes in this Series are in bearer form and, in the case of definitive Notes, serially numbered in the Specified Currency (or Currencies in the case of Dual Currency Notes) and in the Specified Denomination(s) specified in the applicable Pricing Supplement.

This Note may be a Note bearing interest on a fixed rate basis ("Fixed Rate Note"), a Note bearing interest on a floating rate basis ("Floating Rate Note"), a Note issued on a non-interest bearing basis ("Zero Coupon Note"), a Note with respect to which interest is calculated by reference to an index and/or a formula ("Indexed Linked Interest Note) or any combination of the foregoing, depending upon the Interest Basis specified in the applicable Pricing Supplement. This Note may be a Note with respect to which principal is calculated by reference to an index and/or a formula ("Index Linked Redemption Note"), a Note redeemable in installments ("Installment Note"), a Note with respect to which principal and/or interest is payable in one or more Specified Currencies other than the Specified Currency in which it is denominated ("Dual Currency Note"), a Note which is issued on a partly paid basis ("Partly Paid Note") or a combination of any of the foregoing, depending on the Redemption/Payment Basis shown in the applicable Pricing Supplement. (Where appropriate in the context, "Index Linked Interest Notes" and "Index Linked Redemption Notes" are referred to collectively as "Index Linked Notes".) The appropriate provisions of these Terms and Conditions will apply accordingly.

Notes in definitive form are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to interest (other than interest due after the Maturity Date), Coupons and Couponholders in these Terms and Conditions are not applicable. Wherever Dual Currency Notes or Index Linked Notes are issued to bear interest on a fixed or floating rate basis or on a non-interest bearing basis, the provisions in these Terms and Conditions relating to Fixed Rate Notes, Floating Rate Notes and Zero Coupon Notes, respectively, shall, where the context so admits, apply to such Dual Currency Notes or Index Linked Notes.

Except as set out below, title to the Notes, Receipts and Coupons will pass by delivery. The holder of each Coupon or Receipt, whether or not such Coupon or Receipt is attached to a Note, in his capacity as such, shall be subject to and bound by all the provisions contained in the relevant Note. TMCC and any Paying Agent may deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice to the contrary, including any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes are represented by a global Note, each person who is for the time being shown in the records of Euroclear or of Cedelbank as the holder of a particular principal amount of Notes other than a clearing agency (including Cedelbank and Euroclear) that is itself an account holder of Cedelbank or Euroclear (in which regard any certificate or other document issued by Euroclear or Cedelbank as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes except in the case of manifest error) shall be treated by TMCC, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal (including premium (if any)) or interest on the Notes, the right to which shall be vested, as against TMCC, the Agent and any other Paying Agent solely in the bearer of the relevant global Note in accordance with and subject to its terms (and the expressions "Noteholder" and "holder of Notes" and related expressions shall be construed accordingly). Notes which are represented by a global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or of Cedelbank, as the case may be.

Any reference herein to Euroclear and/or Cedelbank shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system approved by TMCC and the Agent.
If the Specified Currency of this Note is a currency of one of the member states participating in European economic and monetary union, and if specified in the applicable Pricing Supplement, this Note shall permit Redenomination, Exchange and Consolidation (as defined, and in the manner set forth, in Condition 17 below or in such other manner as set forth in the applicable Pricing Supplement) at the option of TMCC.

B.  Status of Notes
    ---------------
The Notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness for borrowed money of TMCC from time to time outstanding.

C.  Further Issues
    --------------
If indicated in the applicable Pricing Supplement, TMCC may from time to time, without the consent of the holders of Notes, Receipts or Coupons of a Series, create and issue further Notes of the same Series having the same terms and conditions (or the same terms and conditions save for the first payment of interest thereon and the Issue Date thereof) with the outstanding Notes and so that the same shall be consolidated and form a single Series with the outstanding Notes and references in the Conditions to "Notes" shall be construed accordingly.

D.  Interest
    --------
    1. Interest on Fixed Rate Notes and Business Day Convention for Notes other than Floating Rate Notes and Index Linked Interest Notes

Each Fixed Rate Note bears interest on its outstanding nominal amount (or if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date which is specified in the applicable Pricing Supplement to but excluding the Maturity Date specified in the applicable Pricing Supplement at the rate(s) per annum equal to the Fixed Rate(s) of Interest specified in the applicable Pricing Supplement payable in arrears on the Interest Payment Date(s) in each year and on the Maturity Date so specified if it does not fall on a Interest Payment Date. Except as provided in the applicable Pricing Supplement, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on such date will amount to the Fixed Coupon Amount as specified in the applicable Pricing Supplement. Payments of interest on any Interest Payment Date will, if so specified in the applicable Pricing Supplement, amount to the Broken Amount(s) so specified. As used in these Conditions, "Fixed Interest Period" means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date or Maturity Date.

Unless specified otherwise in the applicable Pricing Supplement, the "Following Business Day Convention" will apply to the payment of all Notes other than Floating Rate Notes or Indexed Linked Interest Notes, meaning that if the Interest Payment Date or Maturity Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i) below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due. If the "Modified Following Business Day Convention" is specified in the applicable Pricing

Supplement for any Note (other than a Floating Rate Note or an Index Linked Interest Note), it shall mean that if the Interest Payment Date or Maturity Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i) below), the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date such payment was due unless it would thereby fall into the next calendar month in which event the full amount of payment shall be made on the immediately preceding Business Day as if made on the day such payment was due. Unless specified otherwise in the applicable Pricing Supplement, the amount of interest due shall not be changed if payment is made on other than an Interest Payment Date or the Maturity Date as a result of the application of a Business Day Convention specified above or other Business Day Convention specified in the applicable Pricing Supplement.

If interest is required to be calculated for a period ending other than on an Interest Payment Date (which for this purpose shall not include a period where a payment is made on a day other than an Interest Payment Date or the Maturity Date as a result of the application of a Business Day Convention as provided in the immediately preceding paragraph, unless specified otherwise in the applicable Pricing Supplement), such interest shall be calculated by applying the Fixed Rate of Interest to each Specified Denomination, multiplying such sum by the applicable Fixed Day Count Fraction or other Day Count Fraction specified in the Pricing Supplement, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

       In these Conditions, "Fixed Day Count Fraction" means:

       (a) if "Actual/Actual (ISMA)" is specified in the applicable Pricing Supplement, the number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement
Date) to but excluding the relevant payment date divided by (x) in the case of Notes where interest is scheduled to be paid only by means of regular annual payments, the number of days in the period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to but excluding the next scheduled Interest Payment Date or (y) in the case of Notes where interest is scheduled to be paid other than only by means of regular annual payments, the product of the number of days in the period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to but excluding the next scheduled Interest Payment Date and the number of Interest Payment Dates that would occur in one calendar year assuming interest was to be payable in respect of the whole of that year;

      (b) if "Actual/Actual (ISDA)" is specified in the applicable Pricing Supplement, the actual number of days in the relevant period divided by 365 (or, if any portion of that period falls in a leap year, the sum of (x) the actual number of days in that portion of the period falling in a leap year divided by 366; and (y) the actual number of days in that portion of the period falling in a non-leap year divided by 365); and

      (c) if "30/360" is specified in the applicable Pricing Supplement, the number of days in the period from and including the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to but excluding the relevant payment date (such number of days being calculated on the basis of 12 30-day months) divided by 360 and, in the case of an incomplete month, the number of days elapsed; and

(d) "sub-unit" means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.

    2.  Interest on Floating Rate Notes and Index Linked Interest Notes
        ---------------------------------------------------------------

       (a)  Interest Payment Dates
            ----------------------

Each Floating Rate Note and Index Linked Interest Note bears interest on its outstanding nominal amount (or, if it is a Partly Paid Note, the amount paid up) from (and including) the Interest Commencement Date specified in the applicable Pricing Supplement and, unless specified otherwise in the applicable Pricing Supplement, such interest will be payable in arrears on the Maturity Date and on either:

    (1) the Specified Interest Payment Date(s) (each, together with the Maturity date, an "Interest Payment Date") in each year specified in the applicable Pricing Supplement; or

    (2) if no Specified Interest Payment Date(s) is/are specified in the applicable Pricing Supplement, each date (each, together with the Maturity Date, an "Interest Payment Date") which falls the number of months or other period specified as the Specified Period in the applicable Pricing Supplement after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Pricing Supplement and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day (as defined below), then, if the Business Day Convention specified is:

    (1) in any case where Specified Periods are specified in accordance with Condition 4(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below in this subparagraph (1) shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

    (2) the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3) the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

    (4) the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

If the accrual periods for calculating the amount of interest due on any Interest Payment Date are not to be changed even though an Interest Payment Date is changed because the originally scheduled Interest Payment Date falls on a day which is not a Business Day (as defined below), this will be specified in the Pricing Supplement by the notation "no adjustment for period end dates."

In these Conditions, "Business Day" means (unless otherwise stated in the applicable Pricing Supplement) a day which is both:

    (1) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and any other Applicable Business Center specified in the applicable Pricing Supplement; and

    (2) either (1) in relation to Notes denominated in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial center of the country of the relevant Specified Currency (if other than London and any other Applicable Business Center specified in the applicable Pricing Supplement), or (2) in relation to Notes denominated in euro, a day on which the TARGET system (as defined in Condition 17) is open. Unless otherwise provided in the applicable Pricing Supplement, the principal financial center of any country for the purpose of these Terms and Conditions shall be as provided in the 1991 ISDA Definitions, as supplemented by the 1998 Supplement and the 1998 ISDA Euro Definitions (each as published by the International Swaps and Derivatives Association, Inc.), as amended and updated as of the Issue Date of the Note (the "ISDA Definitions") (except in the case of New Zealand and Australia, where the principal financial center will be as specified in the Pricing Supplement).

   (b) Rate of Interest
       ----------------

The Rate of Interest payable from time to time in respect of each Series of Floating Rate Notes and Index Linked Interest Notes shall be determined in the manner specified in the applicable Pricing Supplement.

   (c) ISDA Determination
       ------------------

(1) Where ISDA Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any) as determined by the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement). For the purposes of this sub-paragraph (A), "ISDA Rate" for an Interest Period means a rate equal to the Floating Rate that would be determined under an interest rate swap transaction for that swap transaction governed by an agreement (regardless of any event of default or termination event thereunder) in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border)(the "ISDA Agreement")(copyright 1992) and evidenced by a Confirmation (as defined in the ISDA Agreement) incorporating the ISDA Definitions with the holder of the relevant Note and under which:

(2) the manner in which the Rate of Interest is to be determined is the "Floating Rate Option" as specified in the applicable Pricing Supplement;

(3) TMCC is the "Floating Rate Payer";

(4) the Agent or other person specified in the applicable Pricing Supplement is the "Calculation Agent";

(5) the Interest Commencement Date is the "Effective Date";

(6) the aggregate principal amount of the Series is the "Notional Amount";

(7) the relevant Interest Period is the "Designated Maturity" as specified in the applicable Pricing Supplement;

(8) the Interest Payment Dates are the "Floating Rate Payer Payment Dates";

(9) the Margin is the "Spread"; and

(10) the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate ("LIBOR") or on the Euro-zone inter-bank offered rate ("EURIBOR") for a currency, the first day of that Interest Period or (ii) in any other case, as specified in the applicable Pricing Supplement; and

(11) all other terms are as specified in the applicable Pricing Supplement.

When Condition 4(b)(iii)(A) applies, with respect to each relevant Interest

Payment Date:

(1) the amount of interest determined for such Interest Payment Date shall be the Interest Amount for the relevant Interest Period for the purposes of these Terms and Conditions as though calculated under Condition 4(b)(vi) below; and

(2) (i) Floating Rate", "Floating Rate Option", "Floating Rate Payer", "Effective Date", "Notional Amount", "Floating Rate Payer Payment Dates", "Spread", "Calculation Agent", "Designated Maturity" and "Reset Date" have the meanings given to those terms in the ISDA Definitions, (ii) the definition of "Banking Day" in the ISDA Definitions shall be amended to insert after the words "are open for" in the second line the word "general" and (iii) "Euro-zone" means the region comprised of Member States of the European Union that adopt the single currency in accordance with the Treaty establishing the European Communities, as amended by the Treaty on European Union (the "Treaty").

(d) Screen Determination
       --------------------

Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(x) the offered quotation; or

(y) the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum), for the Reference Rate (as specified in the applicable Pricing Supplement) which appears or appear, as the case may be, on the Relevant Screen Page (as set forth in the applicable Pricing Supplement) as at 11:00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date (as defined below) in question plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement). Unless specified otherwise in the applicable Pricing Supplement, if five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations. In addition:

(1) if, in the case of (x) above, no such rate appears or, in the case of (y) above, fewer than two of such offered rates appear at such time or if the offered rate or rates which appears or appear, as the case may be, as at such time do not apply to a period of a duration equal to the relevant Interest Period, the Rate of Interest for such Interest Period shall, subject as provided below and except as otherwise indicated in the applicable Pricing Supplement, be the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the offered quotations (expressed as a percentage rate per annum), of which the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) is advised by all Reference Banks (as defined below) as at 11:00 a.m. (London time) on the Interest Determination Date plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement);

(2) except as otherwise indicated in the applicable Pricing Supplement, if on any Interest Determination Date to which Condition 4(b)(iv)(A) applies two or three only of the Reference Banks advise the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) of such offered quotations, the Rate of Interest for the next Interest Period shall, subject as provided below, be determined as in Condition 4(b)(iv)(A) on the basis of the rates of those Reference Banks advising such offered quotations;

(3) except as otherwise indicated in the applicable Pricing Supplement, if on any Interest Determination Date to which Condition 4(b)(iv)(A) applies one only or none of the Reference Banks advises the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) of such rates, the Rate of Interest for the next Interest Period shall, subject as provided below and except as otherwise indicated in the applicable Pricing Supplement, be whichever is the higher of:

  (i) the Rate of Interest in effect for the last preceding Interest Period to which Condition 4(b)(iv)(A) shall have applied (plus or minus (as specified in the applicable Pricing Supplement), where a different Margin is to be applied to the next Interest Period than that which applied to the last preceding Interest Period, the Margin relating to the next Interest Period in place of the Margin relating to the last preceding Interest Period); or

  (ii) the reserve interest rate (the "Reserve Interest Rate") which shall be the rate per annum which the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) determines to be either (x) the arithmetic mean (rounded, if necessary, to the fifth decimal place with 0.000005 being rounded upwards) of the lending rates for the Specified

Currency which banks selected by the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be London, unless specified otherwise in the applicable Pricing Supplement) are quoting on the relevant Interest Determination Date for the next Interest Period to the Reference Banks or those of them (being at least two in number) to which such quotations are, in the opinion of the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement), being so made plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), or (y) in the event that the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) can determine no such arithmetic mean, the lowest lending rate for the Specified Currency which banks selected by the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be London, unless specified otherwise in the applicable Pricing Supplement) are quoting on such Interest Determination Date to leading European banks for the next Interest Period plus or minus (as specified in the applicable Pricing Supplement) the Margin (if any), provided that if the banks selected as aforesaid by the Agent (or such other Calculation Agent specified in the applicable Pricing Supplement) are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest specified in (1) above;

(4) the expression "Reference Screen Page" means such page, whatever its designation, on which the Reference Rate that is for the time being displayed on the Reuters Monitor Money Rates Service or Dow Jones Markets Limited or other such service, as specified in the applicable Pricing Supplement;

(5) unless otherwise specified in the applicable Pricing Supplement, the Reference Banks will be the principal London offices of The Chase Manhattan Bank, National Westminster Bank PLC, UBS AG and The Bank of Tokyo-Mitsubishi International PLC. TMCC shall procure that, so long as any Floating Rate Note or Index Linked Interest Note to which Condition 4(b)(iv)(A) is applicable remains outstanding, in the case of any bank being unable or unwilling to continue to act as a Reference Bank, TMCC shall specify the London office of some other leading bank engaged in the eurodollar market to act as such in its place;

(6) the expression "Interest Determination Date" means, unless otherwise specified in the applicable Pricing Supplement, (x) other than in the case of Condition 4(b)(iv)(A), with respect to Notes denominated in any Specified Currency other than Sterling or euro, the second Banking Day in London prior to the commencement of the relevant Interest Period and, in the case of

Condition 4(b)(iv)(A), the second Banking Day in the principal financial center of the country of the Specified Currency (which, if Australian dollars, shall be Sydney, if New Zealand dollars, shall be Auckland and if euro, shall be London) prior to the commencement of the relevant Interest Period; (y) with respect to Notes denominated in Sterling, the first Banking Day in London of the relevant Interest Period; and (z) with respect to Notes denominated in euro, the second day on which the TARGET system (as defined in Condition 17(e)) is open prior to the commencement of the relevant Interest Period.

(7) the expression "Banking Day" means, in respect of any place, any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in that place or, as the case may be, as indicated in the applicable Pricing Supplement; and

(8) if the Reference Rate from time to time in respect of Floating Rate Notes or Index Linked Interest Notes is specified in the applicable Pricing Supplement as being other than LIBOR or EURIBOR, any additional provisions relevant in determining the Rate of Interest in respect of such Notes will be set forth in the applicable Pricing Supplement.

   (e) Minimum and/or Maximum Rate of Interest
       ---------------------------------------

If the applicable Pricing Supplement specifies a Minimum Rate of Interest for any Interest Period, then in no event shall the Rate of Interest for such Interest Period be less than such Minimum Rate of Interest. If the applicable Pricing Supplement specifies a Maximum Rate of Interest for any Interest Period, then in no event shall the Rate of Interest for such Interest Period be greater than such Maximum Rate of Interest.

   (f) Determination of Rate of Interest and Calculation of Interest Amount
       --------------------------------------------------------------------

The Agent (or, if the Agent is not the Calculation Agent, the Calculation Agent specified in the applicable Pricing Supplement) will, at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest (subject to any Minimum or Maximum Rate of Interest specified in the applicable Pricing Supplement) and calculate the amount of interest (the "Interest Amount") payable on the Floating Rate Notes or Index Linked Interest Notes in respect of each Specified Denomination for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to each Specified Denomination, multiplying such product by the applicable Day Count Fraction, as specified in the applicable Pricing Supplement, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any sub-unit being rounded upwards or otherwise in accordance with applicable market convention or as specified in the applicable Pricing Supplement.

"Day Count Fraction" means, in respect of the calculation of an amount of interest for any Interest Period:

  (1) if "Actual/365" or "Actual/Actual" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by
365);

  (2) if "Actual/365 (Fixed)" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 365;

  (3) if "actual/360" is specified in the applicable Pricing Supplement, the actual number of days in the Interest Period divided by 360;

  (4) if "30/360", "360/360" or "Bond Basis" is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 The number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day in the Interest Period is the 31st day of a month but the first day of the Interest Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Interest Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month);

  (5) if "30E/360" or "Eurobond Basis" is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of an Interest Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); and

  (6) if "Sterling/FRN" is specified in the applicable Pricing Supplement, the number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366.

   (g)  Notification of Rate of Interest and Interest Amount
        ----------------------------------------------------

The Agent will notify or cause to be notified TMCC and any stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are listed of the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date and will cause the same to be published in accordance with Condition 16 as soon as possible after their determination but in no event later than the fourth London Business Day after their determination. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without publication as aforesaid or prior notice in the event of an extension or shortening of the Interest Period in accordance with the provisions hereof. Each stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed will be promptly notified of any such amendment. For the purposes of this subparagraph (vii), the expression "London Business Day" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

   (h)  Certificates to be final
        ------------------------

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this paragraph (b), whether by the Agent or other Calculation Agent, shall (in the absence of willful default, bad faith or manifest error) be binding on TMCC, the Agent, the Calculation Agent the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to TMCC, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

   (i)  Limitations on Interest
        -----------------------

In addition to any Maximum Rate of Interest which may be applicable to any Floating Rate Note or Index Linked Interest Notes pursuant to Condition 4(b)(v) above, the interest rate on Floating Rate Notes or Index Linked Interest Notes shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

   (j)  Index Linked Notes and Dual Currency Notes
        ------------------------------------------

In the case of Index Linked Notes or Dual Currency Notes, if the Rate of Interest or Interest Amount cannot be determined by reference to an index and/or a formula or, as the case may be, an exchange rate, such Rate of Interest or Interest Amount payable shall be determined in the manner specified in the applicable Pricing Supplement.

   (k)  Zero Coupon Notes
        -----------------

When a Zero Coupon Note becomes due and repayable prior to the Maturity Date and is not paid when due, the amount due and repayable shall be the Amortized Face Amount of such Note as determined in accordance with Condition 5(f)(iii). As from the Maturity Date, any overdue principal of such Note shall bear interest at a rate per annum equal to the Accrual Yield set forth in the applicable Pricing Supplement.

   (l)  Partly Paid Notes
        -----------------

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid up nominal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

   (m)  Accrual of Interest
        -------------------

Each Note (or in the case of the redemption in part only of a Note, such part to be redeemed) will cease to bear interest (if any) from the due date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue (as well after as before judgment) until whichever is the earlier of
(i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the holder of such Note; and (ii) the day on which the Agent has notified the holder thereof (either in accordance with Condition 16 or individually) of receipt of all sums due in respect thereof up to that date.

E.  Redemption and Purchase
    -----------------------

   1.  At Maturity
       -----------

Unless otherwise indicated in the applicable Pricing Supplement and unless previously redeemed or purchased and cancelled as specified below, Notes will be redeemed by TMCC at their Final Redemption Amount specified in, or determined in the manner specified in, the applicable Pricing Supplement in the relevant Specified Currency on the Maturity Date specified in the applicable Pricing Supplement.

   2.  Redemption for Tax Reasons
       --------------------------

TMCC may redeem the Notes of this Series as a whole but not in part at any time at their Early Redemption Amount, together, if appropriate, with accrued interest to but excluding the date fixed for redemption, if TMCC shall determine that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States of America or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in application or official interpretation of such laws, regulations or rulings, which amendment or change is effective on or after the latest Issue Date of the Notes of this Series, TMCC would be required to pay Additional Amounts, as provided in Condition 9, on the occasion of the next payment due in respect of the Notes of this Series.

The Notes of this Series are also subject to redemption as a whole but not in part in the other circumstances described in Condition 9.

Notice of intention to redeem Notes will be given at least once in accordance with Condition 16 not less than 30 days nor more than 60 days prior to the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the effective date of such change or amendment and that at the time notice of such redemption is given, such obligation to pay such Additional Amounts remains in effect. From and after any redemption date, if monies for the redemption of Notes shall have been made available for redemption on such redemption date, such Notes shall cease to bear interest, if applicable, and the only right of the holders of such Notes and any Receipts or Coupons appertaining thereto shall be to receive payment of the Early Redemption Amount and, if appropriate, all unpaid interest accrued to such redemption date.

   3.  Pricing Supplement
       ------------------

The Pricing Supplement applicable to the Notes of this Series shall indicate either: that the Notes of this Series cannot be redeemed prior to their Maturity Date (except as otherwise provided in paragraph (b) above and in Condition 13); orthat such Notes will be redeemable at the option of TMCC and/or the holders of the Notes prior to such Maturity Date in accordance with the provisions of paragraphs (d) and/or (e) below on the date or dates and at the amount or amounts indicated in the applicable Pricing Supplement.

4.  Redemption at the Option of TMCC
       --------------------------------

If so specified in the applicable Pricing Supplement, TMCC may, having given:

  (a) not more than 60 nor less than 30 days notice to the holders of the Notes of this Series in accordance with Condition 16, or such other notice as is specified in the applicable Pricing Supplement; and

  (b) not less than 15 days before the date the notice referred to in (i) is required to be given (or such other notice as is specified in the applicable Pricing Supplement), notice to the Agent;

(which notice shall be irrevocable), repay all or some only of the Notes of this Series then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) indicated in the applicable Pricing Supplement together, if appropriate, with accrued interest. In the event of a redemption of some only of such Notes of this Series, such redemption must be for an amount being the Minimum Redemption Amount or a Higher Redemption Amount, as indicated in the applicable Pricing Supplement. In the case of a partial redemption of definitive Notes of this Series, the Notes of this Series to be repaid will be selected individually by lot not more than 60 days prior to the date fixed for redemption and a list of the Notes of this Series called for redemption will be published in accordance with Condition 16 not less than 30 days prior to such date, or such other period as is specified in the applicable Pricing Supplement. In the case of a partial redemption of Notes which are represented by a global Note, the relevant Notes will be redeemed in accordance with the rules of Euroclear and/or Cedelbank. Unless specified otherwise in the applicable Pricing Supplement, if an Optional Redemption Date would otherwise fall on a day which is not a Business Day (as defined in Condition 4(b)(i)), it shall be subject to adjustment in accordance with the Business Day Convention applicable to the Notes or such other Business Day Convention specified in the applicable Pricing Supplement.

   5.  Redemption at the Option of the Noteholders
       -------------------------------------------

Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to repayment at the option of the Noteholders. The term of any such option shall be set forth in the applicable Pricing Supplement.

 6.  Early Redemption Amounts
       ------------------------

For the purposes of paragraph (b) above and Condition 13, Notes will be redeemed at an amount (the "Early Redemption Amount") calculated as follows:

(a) in the case of Notes with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof; or

(b) in the case of Notes (other than Zero Coupon Notes) with a Final Redemption Amount which is or may be greater or less than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount set out in, or determined in the manner set out in, the applicable Pricing Supplement or, if no such amount or manner is set out in the applicable Pricing Supplement, at their nominal amount; or

(c) in the case of Zero Coupon Notes, at an amount (the "Amortized Face Amount") equal to:

  (1) the sum of (x) the Reference Price specified in the applicable Pricing Supplement and (y) the product of the Accrual Yield specified in the applicable Pricing Supplement (compounded annually) being applied to the Reference Price from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable; or

  (2) if the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (b) above or upon its becoming due and repayable as provided in Condition 13 is not paid or available for payment when due, the amount due and repayable in respect of such Zero Coupon Note shall be the Amortized Face Amount of such Zero Coupon Note calculated as provided above as though the references in sub-paragraph
(A) to the date fixed for redemption or the date upon which the Zero Coupon Note becomes due and repayable were replaced by references to the date (the "Reference Date") which is the earlier of:

    (i) the date on which all amounts due in respect of the Note have been paid; and
    (ii) the date on which the full amount of the moneys repayable has been received by the Agent and notice to that effect has been given in accordance with Condition 16.

    The calculation of the Amortized Face Amount in accordance with this sub-paragraph (B) will continue to be made, after as well as before judgment, until the Reference Date unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the nominal amount of such Note together with interest at a rate per annum equal to the Accrual Yield.

Unless specified otherwise in the applicable Pricing Supplement, where any such calculation is to be made for a period which is not a whole number of years, it shall be made (I) in the case of a Zero Coupon Note other than a

Zero Coupon Note payable in euro, on the basis of a 360-day year consisting of 12 months of 30 days each (or 365/366 days in the case of Notes denominated in Sterling) and, in the case of an incomplete month, the number of days elapsed or (II) in the case of a Zero Coupon Note payable in euro, on the basis of the actual number of days elapsed divided by 365 (or, if any of the days elapsed falls in a leap year, the sum of (x) the number of those days falling in a leap year divided by 366 and (y) the number of those days falling in a non-leap year divided by 365) or (in either case) on such other calculation basis as may be specified in the applicable Pricing Supplement.

   7.  Installments
       ------------

Any Note which is repayable in installments will be redeemed in the Installment Amounts and on the Installment Dates specified in the applicable Pricing Supplement.

   8.  Partly Paid Notes
       -----------------

If the Notes are Partly Paid Notes, they will be redeemed, whether at maturity, early redemption or otherwise in accordance with the provisions of this Condition 5 as amended or varied by the applicable Pricing Supplement.

   9.  Purchases
       ---------

TMCC may at any time purchase or otherwise acquire Notes in the open market or otherwise at any price. If purchases are made by tender, tenders must be available to all holders of Notes of a Series alike.

   10. Cancellation, Resale or Reissuance at the Option of TMCC
       --------------------------------------------------------

All Notes redeemed shall be, and all Notes purchased or otherwise acquired as aforesaid (together, in the case of definitive Notes, with all unmatured Coupons or Receipts attached thereto or purchased or acquired therewith) may, at the option of TMCC, either be (i) resold or reissued, or held by TMCC for subsequent resale or reissuance, or (ii) cancelled, in which event such Notes, Receipts and Coupons may not be resold or reissued.

F. Payments
   --------

   1.  Method of Payment
       -----------------

Subject as provided below, payments in a currency other than euro will be made by transfer to an account in the Specified Currency (which, in the case of a payment in Yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or by a check in the Specified Currency drawn on, a bank (which, in the case of a payment in Yen to a non-resident of Japan, shall be an authorized foreign exchange bank) in the principal financial center of the country of such Specified Currency (which, if Australian dollars, shall be Sydney and if New Zealand dollars, shall be Auckland).Payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or by euro check. Notwithstanding the above provisions of this Condition 6(a), a check may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States of America or its possessions by any office or agency of TMCC, the Agent or any Paying Agent, except as provided in Condition 6(b). Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 9.

   2.  Presentation of Notes, Receipts, Coupons and Talons
       ---------------------------------------------------

Payments of principal in respect of definitive Notes will (subject as provided below) be made in the Specified Currency in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of definitive Notes and payments of interest in respect of the definitive Notes will (subject as provided below) be made in the Specified Currency against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States of America and its possessions.

In the case of definitive Notes, payments of principal with respect to installments (if any), other than the final installment, will (subject as provided below) be made in the manner provided in paragraph (a) against presentation and surrender (or, in the case of part payment of a sum due only, endorsement) of the relevant Receipt. Each Receipt must be presented for payment of the relevant installment together with the relevant definitive Note against which the amount will be payable with respect to that installment.

If any definitive Note is redeemed or becomes repayable prior to the stated Maturity Date, principal will be payable in the manner provided in paragraph
(a) on presentation and surrender of such definitive Note together with all unmatured Receipts appertaining thereto. Receipts presented without the definitive Note to which they appertain and unmatured Receipts do not constitute valid obligations of TMCC. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) appertaining thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Upon the date on which any Fixed Rate Notes in definitive form (other than Dual Currency Notes or Index Linked Notes) become due and repayable, such Notes should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons to be issued on exchange of matured Talons) failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the aggregate amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Unless otherwise specified in the applicable Pricing Supplement, each amount of principal so deducted will be paid in the manner mentioned above against surrender of the related missing Coupon at any time before the expiry of five years after the Relevant Date (as defined in Condition 15) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 15). Upon any Fixed Rate Note becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Dual Currency Note or Index Linked Note in definitive form becomes due and repayable, all unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons, shall be made in respect thereof.

If the due date for redemption of any Note in definitive form is not an Interest Payment Date, interest (if any) accrued with respect to such Note from and including the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

Payments of principal and interest (if any) in respect of Notes of this Series represented by any global Note will (subject as provided below) be made in the manner specified above and otherwise in the manner specified in the relevant global Note against presentation or surrender, as the case may be, of such global Note at the specified office of any Paying Agent located outside the United States except as provided below. A record of each payment made against presentation or surrender of such global Note, distinguishing between any payment of principal and any payment of interest, will be made on such global Note by the Agent and such record shall be prima facie evidence that the payment in question has been made.

The holder of the relevant global Note shall be the only person entitled to receive payments in respect of Notes represented by such global Note and TMCC will be discharged by payment to, or to the order of, the holder of such global Note with respect to each amount so paid. Each of the persons shown in the records of Euroclear or Cedelbank as the beneficial holder of a particular nominal amount of Notes must look solely to Euroclear and/or Cedelbank, as the case may be, for his share of each payment so made by TMCC to, or to the order of, the holder of the relevant global Note. No person other than the holder of the relevant global Note shall have any claim against TMCC in respect of payments due on that global Note.

Notwithstanding the foregoing, payments in respect of the Notes denominated in U.S. dollars will only be made at the specified office of a Paying Agent in the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction) if:

  (a) TMCC has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment at such specified offices outside the United States of the full amount owing in respect of the Notes in the manner provided above when due;

  (b) payment of the full amount owing in respect of the Notes at such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

  (c) such payment is then permitted under United States law without involving, in the opinion of TMCC, adverse tax consequences to TMCC.

   3.  Payment Business Day
       --------------------

Unless specified otherwise in the applicable Pricing Supplement, if the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Business Day in a place of presentation, the holder thereof shall not be entitled to payment until the next following Payment Business Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, unless otherwise specified in the applicable Pricing Supplement, "Payment Business Day" means any day which is:

  (a) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

     (1) the relevant place of presentation;

     (2) London;

     (3) any other Applicable Financial Center specified in the applicable Pricing Supplement; and

(b) either (A) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the principal financial center of the country of the relevant Specified Currency (if other than the place of presentation, London and any other Applicable Financial Center and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney or Auckland, respectively, unless specified otherwise in the applicable Pricing Supplement) or (B) in relation to any sum payable in euro, a day on which the TARGET System is open.

   4.  Interpretation of Principal and Interest
       ----------------------------------------

Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:
  (a) any Additional Amounts which may be payable under Condition 9 in respect of principal;

  (b) the Final Redemption Amount of the Notes;

  (c) the Early Redemption Amount of the Notes;

  (d) in relation to Notes redeemable in installments, the Installment
Amounts;

  (e) any premium and any other amounts which may be payable under or in respect of the Notes;

  (f) in relation to Zero Coupon Notes, the Amortized Face Amount; and

  (g) the Optional Redemption Amount(s) (if any) of the Notes.

Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable under Condition 9, except as provided in clause (i) above.

G. Agent and Paying Agents
   -----------------------

The names of the initial Agent and the other initial Paying Agents and their initial specified offices are set out on the inside back cover page of the Offering Circular. In acting under the Agency Agreement, the Agent and the Paying Agents will act solely as agents of TMCC and do not assume any obligations or relationships of agency or trust to or with the Noteholders, Receiptholders or Couponholders, except that (without affecting the obligations of TMCC to the Noteholders, Receiptholders and Couponholders to repay Notes and pay interest thereon) funds received by the Agent for the payment of the principal of or interest on the Notes shall be held in trust by it for the Noteholders and/or Receiptholders and/or Couponholders until the expiration of the relevant period of prescription under Condition 15. TMCC agrees to perform and observe the obligations imposed upon it under the Agency Agreement and to use its best efforts to cause the Agent and the Paying Agents to perform and observe the obligations imposed upon them under the Agency Agreement. The Agency Agreement contains provisions for the indemnification of the Agent and the Paying Agents and for relief from responsibility in certain circumstances, and entitles any of them to enter into business transactions with TMCC without being liable to account to the Noteholders, Receiptholders or the Couponholders for any resulting profit. TMCC is entitled to vary or terminate the appointment of any Paying Agent or any other paying agent appointed under the terms of the Agency Agreement and/or appoint additional or other paying agents and/or approve any change in the specified office through which any paying agent acts, provided that:

(a) so long as the Notes of this Series are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in each location required by the rules and regulations of the relevant stock exchange;

(b) there will at all times be a Paying Agent with a specified office in a city approved by the Agent in continental Europe; and

 (c) there will at all times be an Agent.

In addition, with respect to Notes denominated in U.S. dollars, TMCC shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days prior notice thereof shall have been given to the Agent and the Noteholders in accordance with Condition 16.

H. Exchange of Talons
   ------------------

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to, and including, the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 15. Each Talon shall, for the purposes of these Terms and Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relative Coupon sheet matures.

I. Payment of Additional Amounts
   -----------------------------

TMCC will, subject to certain limitations and exceptions (set forth below), pay to a Noteholder, Receiptholder or Couponholder who is a United States Alien (as defined below) such amounts ("Additional Amounts") as may be necessary so that every net payment of principal or interest in respect of the Notes, Receipts or Coupons, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Noteholder, Receiptholder or Couponholder, or by reason of the making of such payment, by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in the Notes, Receipts or Coupons. However, TMCC shall not be required to make any payment of Additional Amounts for or on account of:

  (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Noteholder, Receiptholder or Couponholder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Noteholder, Receiptholder or Couponholder, if such Noteholder, Receiptholder or Couponholder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Noteholder, Receiptholder or Couponholder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or (ii) such Noteholder's, Receiptholder's or Couponholder's past or present status as a personal holding company, foreign personal holding company or controlled foreign corporation or a private foundation (as those terms are defined for United States tax purposes) or as a corporation which accumulates earnings to avoid United States federal income tax;

  (b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

  (c) any tax, assessment or other governmental charge that would not have been so imposed but for the presentation of a Note, Receipt or Coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

  (d) any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal or interest in respect of the Notes, Receipts or Coupons;

  (e) any tax, assessment or other governmental charge imposed on interest received by (i) a 10% shareholder of TMCC within the meaning of Internal Revenue Code Section 871(h)(3)(b) or Section 881(c)(3)(b) or (ii) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business;

  (f) any tax, assessment or other governmental charge required to be withheld or deducted by any Paying Agent from any payment of principal or interest in respect of any Note, Receipt or Coupon, if such payment can be made without such withholding or deduction by any other Paying Agent with respect to the Notes in a Western European city;

  (g) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation, or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Noteholder, Receiptholder or Couponholder or of the beneficial owner of such Note, Receipt or Coupon, if such compliance is required by statute or by regulation of the United States Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

  (h) any combination of items (a), (b), (c), (d), (e), (f) and (g);
nor shall Additional Amounts be paid to any Noteholder, Receiptholder or Couponholder who is a fiduciary or partnership or other than the sole beneficial owner of the Note, Receipt or Coupon to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Note, Receipt or Coupon would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note, Receipt or Coupon.

The term "United States Alien" means any corporation, individual, fiduciary or partnership that for United States federal income tax purposes is a foreign corporation, nonresident alien individual, nonresident alien fiduciary of a foreign estate or trust, or foreign partnership one or more members of which is a foreign corporation, nonresident alien individual or nonresident alien fiduciary of a foreign estate or trust.

If TMCC shall determine that any payment made outside the United States by TMCC or any of its Paying Agents of the full amount of the next scheduled payment of either principal or interest due in respect of any Note, Receipt or Coupon of this Series would, under any present or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information or other reporting requirements of any kind, the effect of which requirements is the disclosure to TMCC, any of its Paying Agents or any governmental authority of the nationality, residence or identity (as distinguished from status as a United States Alien) of a beneficial owner of such Note, Receipt or Coupon who is a United States Alien (other than such requirements which (i) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner, or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien; provided, however, in each case that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirements referred to in this sentence, (ii) are applicable only to payment by a custodian, nominee or other agent of the beneficial owner to or on behalf of such beneficial owner, or (iii) would not be applicable to a payment made by any other paying agent of TMCC), TMCC shall redeem the Notes of this Series as a whole but not in part at a redemption price equal to the Early Redemption Amount together, if appropriate, with accrued interest to, but excluding, the date fixed for redemption, such redemption to take place on such date not later than one year after the publication of notice of such determination.
If TMCC becomes aware of an event that might give rise to such certification, information or other reporting requirements, TMCC shall, as soon as practicable, solicit advice of independent counsel selected by TMCC to establish whether such certification, information or other reporting requirements will apply and, if such requirements will apply, TMCC shall give prompt notice of such determination (a "Tax Notice") in accordance with Condition 16 stating in such notice the effective date of such certification, information or other reporting requirements and, if applicable, the date by which the redemption shall take place. Notwithstanding the foregoing, TMCC shall not redeem Notes if TMCC shall subsequently determine not less than 30 days prior to the date fixed for redemption that subsequent payments would not be subject to any such requirements, in which case TMCC shall give prompt notice of such determination in accordance with Condition 16 and any earlier redemption notice shall thereby be revoked and of no further effect.

Notwithstanding the foregoing, if and so long as the certification, information or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, TMCC may elect prior to publication of the Tax Notice to have the provisions described in this paragraph apply in lieu of the provisions described in the preceding paragraph, in which case the Tax Notice shall state the effective date of such certification, information or reporting requirements and that TMCC has elected to pay Additional Amounts rather than redeem the Notes. In such event, TMCC will pay as Additional Amounts such amounts as may be necessary so that every net payment made following the effective date of such certification, information or reporting requirements outside the United States by TMCC or any of its Paying Agents of principal or interest due in respect of a Note, Receipt or Coupon to a holder who certifies to the effect that the beneficial owner of such Note, Receipt or Coupon is a United States Alien (provided that such certification shall not have the effect of communicating to TMCC or any of its Paying Agents or any governmental authority the nationality, residence or identity of such beneficial owner) after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge which (i) is imposed as a result of certification, information or other reporting requirements referred to in the second parenthetical clause of the first sentence of the preceding paragraph, or
(ii) is imposed as a result of the fact that TMCC or any of its Paying Agents has actual knowledge that the holder or beneficial owner of such Note, Receipt or Coupon is not a United States Alien but is within the category of persons, corporations or other entities described in clause (a)(i) of the third preceding paragraph, or (iii) is imposed as a result of presentation of such Note, Receipt or Coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Note, such Receipt or such Coupon to be then due and payable. In the event TMCC elects to pay such Additional Amounts, TMCC will have the right, at its sole option, at any time, to redeem the Notes of this Series, as a whole but not in part at a redemption price equal to their Early Redemption Amount, together, if appropriate, with accrued interest to the date fixed for redemption including any Additional Amounts required to be paid under this paragraph. If TMCC has made the determination described in the preceding paragraph with respect to certification, information or other reporting requirements applicable to interest only and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph with respect to such requirements applicable to principal, TMCC will redeem the Notes of this Series in the manner and on the terms described in the preceding paragraph (except as provided below), unless TMCC elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Notes are to be redeemed, TMCC will be obligated to pay Additional Amounts with respect to interest, if any, accrued to the date of redemption. If TMCC has made the determination described in the preceding paragraph and subsequently makes a determination in the manner and of the nature referred to in such preceding paragraph that the level of withholding applicable to principal or interest has been increased, TMCC will redeem the Notes of this Series in the manner and on the terms described in the preceding paragraph (except as provided below), unless TMCC elects to have the provisions of this paragraph apply rather than the provisions of the immediately preceding paragraph. If in such circumstances the Notes are to be redeemed, TMCC will be obligated to pay Additional Amounts with respect to the original level of withholding on principal and interest, if any, accrued to the date of redemption.

J. Negative Pledge
   ---------------

The Notes will not be secured by any mortgage, pledge or other lien. TMCC shall not pledge or otherwise subject to any lien any property or assets of TMCC unless the Notes are secured by such pledge or lien equally and ratably with all other obligations secured thereby so long as such obligations shall be so secured; provided, however, that such covenant will not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 5% of Consolidated Net Tangible Assets (as defined below) of TMCC and its consolidated subsidiaries and also will not apply to:

   (a) the pledge of any assets of TMCC to secure any financing by TMCC of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which TMCC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

   (b) the pledge of receivables payable in currencies other than United States dollars to secure borrowings in countries other than the United States;

   (c) any deposit of assets of TMCC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by TMCC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against TMCC or in favor of any governmental bodies to secure progress, advance or other payments in the ordinary course of TMCC's business;

   (d) any lien or charge on any property of TMCC, tangible or intangible, real or personal, existing at the time of acquisition or construction of such property

(including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

   (e) any lien in favor of the United States of America or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provisions of any statute;

   (f) any lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

   (g) any lien to secure non-recourse obligations in connection with TMCC's engaging in leveraged or single-investor lease transactions; and

   (h) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in clauses (a) through (g) above; provided, however, that the amount of any and all obligations and indebtedness secured thereby will not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement will be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

"Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of TMCC and its consolidated subsidiaries, all as set forth on the most recent balance sheet of TMCC and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles as practiced in the United States.

K. Consolidation or Merger
   -----------------------

TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets as an entirety to, or merge with or into any other corporation provided that in any such case, (i) either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or any state thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of and interest (including Additional Amounts as provided in Condition 9) on all the Notes, Receipts and Coupons, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Note to be performed by TMCC by an amendment to the Agency Agreement executed by such successor corporation, TMCC and the Agent, and (ii) immediately after giving effect to such transaction, no Event of Default under Condition 13, and no event which, with notice or lapse of time or both, would become such an Event of Default shall have happened and be continuing. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for TMCC, with the same effect as if it had been named herein as TMCC, and the predecessor corporation, except in the event of a conveyance by way of lease, shall be relieved of any further obligation under this Note and the Agency Agreement.

L. Meetings, Modifications and Waivers
   -----------------------------------

The Agency Agreement contains provisions which, unless otherwise provided in the Pricing Supplement, are binding on TMCC, the Noteholders, the Receiptholders and the Couponholders, for convening meetings of holders of Notes, Receipts and Coupons to consider matters affecting their interests, including the modification or waiver of the Terms and Conditions applicable to the Notes.

The Agency Agreement, the Notes and any Receipts and Coupons attached to the Notes may be amended by TMCC (and, in the case of the Agency Agreement, the Agent) (i) for the purpose of curing any ambiguity, or for curing, correcting or supplementing any defective provision contained therein, or to evidence the succession of another corporation to TMCC as provided in Condition 11,
(ii) to make any further modifications of the terms of the Agency Agreement necessary or desirable to allow for the issuance of any additional Notes (which modifications shall not be materially adverse to holders of outstanding Notes) or (iii) in any manner which TMCC (and, in the case of the Agency Agreement, the Agent) may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Notes, Receipts and Coupons, to all of which each holder of Notes, Receipts and Coupons shall, by acceptance thereof, consent. In addition, with the written consent of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding affected thereby, or by a resolution adopted by a majority in aggregate principal amount of such outstanding Notes affected thereby present or represented at a meeting of such holders at which a quorum is present, as provided in the Agency Agreement (provided that such resolution shall be approved by the holders of not less than 25 percent of the aggregate principal amount of Notes affected thereby then outstanding), TMCC and the Agent may from time to time and at any time enter into agreements modifying or amending the Agency Agreement or the terms and conditions of the Notes, Receipts and Coupons for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of the Agency Agreement or of modifying in any manner the rights of the holders of Notes, Receipts and Coupons; provided, however, that no such agreement shall, without the consent or the affirmative vote of the holder of each Note affected thereby, (i) change the stated maturity of the principal of or any installment of interest on any Note, (ii) reduce the principal amount of or interest on any Note, (iii) change the obligation of TMCC to pay Additional Amounts as provided in Condition 9, (iv) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is necessary to modify or amend the Agency Agreement or the terms and conditions of the Notes or to waive any future compliance or past default, or (v) reduce the percentage in principal amount of outstanding Notes the consent of the holders of which is required at any meeting of holders of Notes at which a resolution is adopted. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Notes at the time outstanding affected thereby and at any adjourned meeting will be one or more persons holding or representing 25 percent in aggregate principal amount of such Notes at the time outstanding affected thereby. Any instrument given by or on behalf of any holder of a
Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Note. Any modifications, amendments or waivers to the Agency Agreement or to the terms and conditions of the Notes, Receipts and Coupons will be conclusive and binding on all holders of Notes, Receipts and Coupons, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes, Receipts and Coupons. It shall not be necessary for the consent of the holders of Notes under this Condition 12 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

Notes authenticated and delivered after the execution of any amendment to the Agency Agreement, Notes, Receipts or Coupons may bear a notation in form approved by the Agent as to any matter provided for in such amendment to the Agency Agreement.

New Notes so modified as to conform, in the opinion of the Agent and TMCC, to any modification contained in any such amendment may be prepared by TMCC, authenticated by the Agent and delivered in exchange for the Notes then outstanding.

For the purposes of this Condition 12 and Condition 13 below, the term "outstanding" means, in relation to the Notes, all Notes issued under the Agency Agreement other than (i) those which have been redeemed in full in accordance with the Agency Agreement or these Terms and Conditions, (ii) those in respect of which the date for redemption in accordance with these Terms and Conditions has occurred and the redemption moneys therefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under these Terms and Conditions after such date) have been duly paid to the Agent as provided in the Agency Agreement (and, where appropriate, notice has been given to the Noteholders in accordance with Condition 16) and remain available for payment against presentation of the Notes, (iii) those which have become void under Condition 15, (iv) those which have been purchased or otherwise acquired and cancelled as provided in Condition 5, and those which have been purchased or otherwise acquired and are being held by TMCC for subsequent resale or reissuance as provided in Condition 5 during the time so held, (v) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 14, (vi) (for the purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 14 and (vii) temporary global Notes to the extent that they shall have been duly exchanged in whole for permanent global Notes or definitive Notes and permanent global Notes to the extent that they shall have been duly exchanged in whole for definitive Notes, in each case pursuant to their respective provisions.

M. Default and Acceleration
   ------------------------

  1.  In the event that (each an "Event of Default"):

    (a) default shall be made in the payment when due of any installment of interest or any Additional Amounts on any of the Notes continued for a period of 30 days after the date when due; or

    (b) default shall be made for more than three days in the payment when due of the principal of any Note (whether at maturity or upon redemption or otherwise);or

    (c) default in the deposit of any sinking fund payment with respect to any Note when and as due;

    (d) or

    (e) TMCC shall fail to perform or observe any other term, covenant or agreement contained in the Terms and Conditions applicable to any of the Notes orin the Agency Agreement for a period of 60 days after the date on which written notice of such failure, requiring TMCC to remedy the same, first shall have been given to the Agent and TMCC by the holders of at least 25 percent in aggregate principal amount of the Notes then outstanding; or

(f) there is an acceleration of, or failure to pay when due and payable, any indebtedness for money borrowed of TMCC exceeding $10,000,000 and such acceleration is not rescinded or annulled, or such indebtedness is not discharged, within 10 days after written notice thereof has first been given to TMCC and the Agent by the holders of not less than 10 percent in aggregate principal amount of Notes then outstanding; or

    (g) the entry by a court having competent jurisdiction of (a) a decree or order granting relief in respect of TMCC in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) a decree or order adjudging TMCC to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of TMCC and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (c) a final and nonappealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of TMCC or of any substantial part of the property of TMCC, or ordering up the winding up or liquidation of the offices of TMCC; or

(h) the commencement by TMCC of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent of TMCC to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by TMCC of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by TMCC to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of TMCC or any substantial part of the property of TMCC or the making by TMCC of an assignment for the benefit of creditors, or the taking of corporate action by TMCC in furtherance of any such action; then the holder of any Note may, at its option, declare the principal of such Note and the interest, if any, accrued thereon to be due and payable immediately by written notice to TMCC and the Agent at its main office in London, and unless all such defaults shall have been cured by TMCC prior to receipt of such written notice, the principal of such Note and the interest, if any, accrued thereon shall become and be immediately due and payable.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due with respect to any Note has been obtained by any Noteholder, such declaration and its consequences may be rescinded and annulled upon the written consent of holders of a majority in aggregate principal amount of the Notes then outstanding, or by resolution adopted by a majority in aggregate principal amount of the Notes present or represented at a meeting of holders of the Notes at which a quorum is present, as provided in the Agency Agreement, if:

   (i) TMCC has paid or deposited with the Agent a sum sufficient to pay

      (1) all overdue installments of interest on the Notes, and

      (2) the principal of Notes which has become due otherwise than by such declaration of acceleration; and

      (3) all Events of Default with respect to the Notes, other than the non-payment of the principal of such Notes which has become due solely by such declaration of acceleration, have been cured or waived as provided in paragraph (b) below.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(b) Any Events of Default by TMCC, other than the events described in paragraph (a)(i) or (a)(ii) above or in respect of a covenant or provision which cannot be modified and amended without the written consent of the holders of all outstanding Notes, may be waived by the written consent of holders of a majority in aggregate principal amount of the Notes then outstanding affected thereby, or by resolution adopted by the holders of a majority in aggregate principal amount of such Notes then outstanding present or represented at a meeting of holders of the Notes affected thereby at which a quorum is present, as provided in the Agency Agreement.

N. Replacement of Notes, Receipts, Coupons and Talons
   --------------------------------------------------

Should any Note, Receipt, Coupon or Talon be mutilated, defaced or destroyed or be lost or stolen, it may be replaced at the specified office of the Agent in London (or such other place outside the United States as may be notified to the Noteholders), in accordance with all applicable laws and regulations, upon payment by the claimant of the expenses incurred by TMCC and the Agent in connection therewith and on such terms as to evidence, indemnity, security or otherwise as TMCC and the Agent may require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

O. Prescription
   ------------

Unless provided otherwise in the applicable Pricing Supplement, the Notes, Receipts and Coupons will become void unless presented for payment within a period of five years from the Relevant Date (as defined below) relating thereto. Any moneys paid by TMCC to the Agent for the payment of principal or interest in respect of the Notes and remaining unclaimed for a period of one year shall forthwith be repaid to TMCC and holders shall thereafter look only to TMCC for payment thereof. All liability with respect thereto shall cease when the Notes, Receipts and Coupons become void.

As used herein, the "Relevant Date" means:

   1. the date on which such payment first becomes due; or

   2. if the full amount of the moneys payable has not been received by the Agent on or prior to such due date, the date on which the full amount of such moneys having been so received, notice to that effect shall have been given to the Noteholders in accordance with Condition 16.

P. Notices
   -------

All notices regarding the Notes shall be published in one leading English language daily newspaper with circulation in London (which is expected to be the Financial Times in London) or, if this is not practicable, one other such English language newspaper as TMCC, in consultation with the Agent, shall decide. TMCC shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange on which the Notes are for the time being listed. Any such notice shall be deemed to have been given on the date of the first publication. Any notice published as aforesaid shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication. Receiptholders and Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the holders of the Notes in accordance with this Condition. Until such time as any definitive Notes are issued, there may, so long as the global Notes for this Series are held in their entirety on behalf of Euroclear and Cedelbank, be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and Cedelbank for communication by them to the holders of the Notes of this Series. Any such notice shall be deemed to have been given to the holders of the Notes of this Series on the seventh day after the day on which the said notice was given to Euroclear and Cedelbank, or on such other day as is specified in the applicable Pricing Supplement.

Notices to be given by any holder of the Notes of this Series shall be in writing and given by lodging the same, together with the relevant Note or Notes, with the Agent. While any of the Notes of this Series are represented by a global Note, such notice may be given by any holder of a Note of this Series to the Agent via Euroclear and/or Cedelbank, as the case may be, in such manner as the Agent and Euroclear and/or Cedelbank, as the case may be, may approve for this purpose.

Q. Redenomination, Exchange and Consolidation
   ------------------------------------------

   1. Redenomination
      --------------

Where redenomination ("Redenomination") is specified in the applicable Pricing Supplement as being applicable, and unless otherwise specified in the applicable Pricing Supplement, TMCC may, without the consent of any Noteholder, Receiptholder or Couponholder, on giving prior notice to Euroclear, Cedelbank and the Agent and at least 30 days' prior notice to Noteholders as provided in Condition 16 above, designate a Redenomination Date. With effect from the Redenomination Date, notwithstanding the other provisions of these Terms and Conditions:

   (a) The Notes and Receipts shall (unless already so provided by mandatory provisions of applicable law) be deemed to be redenominated in euro in the denomination of euro 0.01 with a principal amount for each Note and Receipt equal to the principal amount of the Note or Receipt in the original

Specified Currency, converted into euro at the Established Rate, and the Specified Currency shall be deemed to be euro; provided that, if TMCC determines, after consultation with the Agent, that the then market practice in respect of the redenomination into euro of internationally offered securities is different from the provisions specified above in this Condition 17(a)(i), such provisions shall be deemed to be amended so as to comply with such market practice and TMCC shall promptly notify the Noteholders, the stock exchange (if any) on which the Notes may be listed and the Agent and Paying Agents of such deemed amendments.

   (b) If definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of TMCC in the denominations of euro 1,000, euro 10,000 and euro 100,000 and (but only to the extent of any remaining amounts less than euro 1,000 or such smaller denominations as the Agent may approve) euro 0.01 and such other denominations as TMCC, after consultation with the Agent, shall determine and notify to Noteholders.

   (c) If definitive Notes have been issued, all unmatured Coupons and Receipts denominated in the original Specified Currency (whether or not attached to the Notes) will become void and no payments will be made in respect of them with effect from the date on which TMCC gives notice (the "Exchange Notice") that euro-denominated Notes, Receipts and Coupons are available for exchange (provided that such securities are so available). New certificates in respect of euro-denominated Notes, Receipts and Coupons will be issued in exchange for Notes, Receipts and Coupons in the original Specified Currency in such manner as TMCC, after consultation with the Agent, may specify and shall be notified to Noteholders in the Exchange Notice. No Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes.

(d) After the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons (other than, unless the Redenomination Date is on or after such date as the original Specified Currency ceases to be a subdivision of the euro, payments of interest in respect of periods commencing before the Redenomination Date) will be made solely in euro as though references in the Notes, the Receipts and the Coupons to the Specified Currency were to euro. Such payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or by euro check; provided, however, that a check may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States of America or its possessions except as provided in Condition 6(b) above.

   (e) after the Redenomination Date, "Business Day" in relation to any sum payable in euro shall mean a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and New York and a day on which the TARGET system is open. After the Redenomination Date, "Payment Business Day" shall mean (A) a "Business Day" as defined in this Condition 17(a)(v) and (B) a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the relevant place of presentation.

   (f) If definitive Notes have been issued, after the Redenomination Date, the amount of interest due in respect of Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which Receipts or Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest euro 0.01. If the Notes are in global form, after the Redenomination Date, the amount of interest due in respect of Notes represented by the global Note will be calculated by reference to the aggregate nominal amount of such Notes and the amount of such payment shall be rounded down to the nearest euro 0.01.

   (g) The applicable Pricing Supplement will specify any relevant changes to the provisions relating to interest, including without limitation, any changes to the applicable Day Count Fraction and Business Day Convention.

   2. Exchange
      --------

Where exchange ("Exchange") is specified in the applicable Pricing Supplement as being applicable, and unless otherwise specified in the applicable Pricing Supplement, TMCC may, without the consent of any Noteholder, Receiptholder or Couponholder, on giving prior notice to Euroclear, Cedelbank and the Agent and at least 30 days' prior notice to the Noteholders as provided in Condition 16 above, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be exchangeable for Notes expressed to be denominated in euro in accordance with such arrangements as TMCC may decide, after consultation with the Agent, and as may be specified in the notice, including arrangements under which Receipts and Coupons (which expression shall for this purpose include Coupons to be issued on an exchange of matured Talons) unmatured at the date so specified become void.

3. Consolidation
      -------------

Where consolidation ("Consolidation") is specified in the applicable Pricing Supplement as being applicable, and unless otherwise specified in the applicable Pricing Supplement, TMCC may from time to time, without the consent of any Noteholder, Receiptholder or Couponholder, on giving not less than 30 days' prior notice to Noteholders (which notice shall set forth the manner in which Consolidation shall be effected), consolidate the Notes with one or more issues of other Notes ("Other Notes") issued by it, whether or not originally issued in the Specified Currency of the Notes, in euro or in another currency that has been replaced by euro, provided that the Notes and such Other Notes have been redenominated into euro (if not originally denominated in euro or ECU) and otherwise have, in respect of all periods subsequent to such Consolidation, the same Terms and Conditions and Agent.

TMCC may exercise its rights referred to above in this Condition 17(c) if it determines, after consultation with the Agent, that the Notes and Other Notes which it proposes to consolidate will, with effect from their Consolidation, be cleared and settled on an interchangeable basis with the same International Securities Identification Number through each Relevant Clearing System through which the Notes or the relevant Other Notes were cleared and settled immediately prior to such Consolidation.

Subject to the provisions of this Condition 17(c), TMCC may consolidate Notes and Other Notes, which are listed on different stock exchanges and/or cleared through different clearing systems, into a single Series of Notes listed on only one or more of the stock exchanges on which either the Notes or any of the Other Notes were listed immediately prior to Consolidation, and/or cleared through only one or more of the clearing systems through which either the Notes or any of the Other Notes were cleared immediately prior to Consolidation.

   4. Amendments and Modifications
      ----------------------------

The applicable Pricing Supplement in relation to any Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the provisions of this Condition 17, replace or modify the provisions of this Condition 17 for the purpose of such Notes. In addition, TMCC and the Agent may make any changes, without the consent of, but with notification to (in accordance with Condition 16 above and this Condition
17), any Noteholder, Receiptholder or Couponholder, to the Agency Agreement necessary to implement the provisions of this Condition 17. Notwithstanding anything to the contrary contained in this Condition 17, if TMCC determines, after consultation with the Agent, that the then market practice in respect of the redenomination into euro of internationally offered securities or euro-denominated internationally offered securities is different from that specified in this Condition 17, TMCC may (but shall not be required to) amend the provisions of this Condition 17 and any other provision of these Terms and Conditions, as applicable, so as to comply with such market practice, and TMCC shall promptly notify Noteholders, the stock exchange (if any) on which the Notes may be listed, the Paying Agents and the Agent of such deemed amendments. Such changes will not take effect until after they have been notified to Noteholders in accordance with Condition 16 above and this Condition 17.

5. Definitions
      -----------

In this Condition 17, the following expressions have the following meanings:

"Established Rate" means the rate for the conversion of the Specified Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into euro established by the Council of the European Union pursuant to Article 1091(4) of the Treaty.

"euro" means the currency to be introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty.

"Redenomination Date" means in the case of interest bearing Notes any date for payment of interest under the Notes or in the case of Zero Coupon Notes any date, in each case specified by TMCC in the notice given to the Noteholders pursuant to paragraph (a), (b), (c) or (d) of this Condition 17 and which falls on or after the start of the third stage of European economic and monetary union pursuant to the Treaty or, if the country of the Specified Currency is not one of the countries then participating in such third stage, which falls on or after such later date as it does so participate and which falls before the date on which the Specified Currency ceases to be a sub-division of the Euro.

"Relevant Clearing System" means:

(A) Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System and Cedelbank;

(B) any clearing system which is a central securities depositary for the Notes or relevant Other Notes; or

(C) the principal clearing system (if any) in the country of the original Specified Currency of the Notes or the relevant Other Notes if the Notes or the relevant Other Notes were clearing and settling in such clearing system immediately prior to Consolidation.

"TARGET system" means the Trans-European Automated Real-time Gross Settlement Express Transfer System.

R. Governing Law
   -------------

The Agency Agreement and the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

                                 APPENDIX B-1
                                 ------------

                    FORMS OF GLOBAL AND DEFINITIVE NOTES,
                    -------------------------------------

                      COUPONS, RECEIPTS AND TALONS
                      -----------------------------

[THE ISSUER IS NOT AN INSTITUTION AUTHORIZED UNDER THE BANKING ACT 1987 (EXEMPT TRANSACTIONS) REGULATIONS 1997 (THE "BANKING ACT OF 1987") AND THIS
IS A [SHORTER TERM DEBT SECURITY/LONGER TERM DEBT SECURITY] 1   ISSUED IN

ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. REPAYMENT OF THE PRINCIPAL AND THE PAYMENT OF ANY INTEREST IN CONNECTION WITH THIS [SHORTER TERM DEBT SECURITY/LONGER TERM DEBT SECURITY] 1 1 HAVE NOT BEEN GUARANTEED.] 2

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.3

                   TOYOTA MOTOR CREDIT CORPORATION
    (Incorporated under the laws of the State of California, U.S.A.)
                        TEMPORARY GLOBAL NOTE
                             Representing

            [Specified Currency and Principal Amount of Series]
               EURO MEDIUM-TERM NOTES DUE [Year of Maturity]
                            Series No. [   ]
                            Serial No. [   ]

          The Notes represented by this Temporary Global Note are listed on The London Stock Exchange Limited
                         (the "London Stock Exchange") 4

-----------------------------------------------------------------------------
1 Use the term "Shorter Term Debt Security" in the case of Notes with a maturity of one year to two years and 364 days and use the term "Longer Term Debt Security" in the case of Notes with a maturity of three years or more.
2 Delete entire paragraph in the case of all Notes other than Notes denominated in Sterling and Notes of which the issue proceeds are accepted by the Company in the United Kingdom.
3 Use this legend in the case of Notes with a maturity of more than 183 days. In the case of Notes with a maturity of 183 days or less, the following legend should be used: By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).
4 Delete in the case of all Notes other than Notes listed on the London Stock Exchange, or add reference to any other Stock Exchange, if applicable.

                                     B 1-1

This Note is a Temporary Global Note in respect of a duly authorized issue of [Specified Currency and Principal Amount of Series] Euro Medium-Term Notes Dues [Year of Maturity] (the "Notes") of [Specified Currency and Specified Denomination] each of Toyota Motor Credit Corporation (the "Company"). References herein to the Conditions shall be to the Terms and Conditions of the Notes (the "Conditions") as set out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Pricing Supplement (the "Pricing Supplement") (which is attached hereto), provided that, in the event of any conflict between the provisions of the Conditions and the information set out in the Pricing Supplement, the latter shall prevail. Words and expressions defined in the Conditions and the Pricing Supplement and not otherwise defined herein shall have the same meanings when used herein.

This Temporary Global Note is issued subject to, and with the benefit of, the Conditions and the Second Amended and Restated Agency Agreement (the "Agency Agreement," which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of July 24, 1997, between the Company and The Chase Manhattan Bank (the "Agent") and the other agents named therein; provided, however, that the reference to the Conditions shall mean the Conditions in effect on the date of this Temporary Global Note and shall not be affected by any amendments to the Conditions which occur thereafter.

This Temporary Global Note is to be held by a common depositary for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), Cedelbank and/or such other relevant clearing agency as is specified in the related Pricing Supplement on behalf of account holders which have the Notes represented by this Temporary Global Note credited to their respective securities accounts therewith from time to time.

For value received, the Company, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on [each Installment Date the relevant Installment Amount] the [Maturity Date], or on such earlier date as the Notes may become due and repayable in accordance with the Conditions, the amount payable under the Conditions on redemption of the Notes then represented by this Temporary Global Note and to pay interest (if any) on the principal amount of the Notes from time to time represented by this Temporary Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Temporary Global Note at the principal office of the Agent in London, England, or at the offices of any of the other paying agents located outside the United States (as defined below) (except as provided in the Conditions) from time to time appointed by the Company in respect of the Notes, but in each case subject to the requirements as to certification provided herein. Any monies paid by the Company to the Agent for the payment of or interest on any Notes and remaining unclaimed at the end of one year after such principal or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Company and upon such repayment all liability of the Agent with respect thereto shall thereupon cease, without, however, limiting in any way any obligation the Company may have to pay the principal of or


                                     B 1-2
interest on this Note as the same shall become due. On any payment of an installment or interest being made, details of such payment shall be entered by or on behalf of the Company in Schedule One hereto and the relevant space in Schedule One hereto recording any such payment shall be signed by or on behalf of the Company.

On any redemption or purchase and cancellation of any of the Notes represented by this Temporary Global Note, details of such redemption or purchase and cancellation shall be entered by or on behalf of the Company in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such redemption or purchase and cancellation shall be signed by or on behalf of the Company. Upon any such redemption or purchase and cancellation, the principal amount of this Temporary Global Note and the Notes represented by this Temporary Global Note shall be reduced by the principal amount so redeemed or purchased and canceled.

Prior to the Exchange Date (as defined below), all payments (if any) on this Temporary Global Note will only be made to the bearer hereof to the extent that there is presented to the Agent by Euroclear, Cedelbank and/or such other relevant clearing agency, a certificate, substantially in the form set out in Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form of Certificate "A" as set out in Schedule Three hereto. After the Exchange Date the holder of this Temporary Global Note will not be entitled to receive any payment of interest hereon.

On or after the date which is 40 days after the Issue Date (the "Exchange Date"), this Temporary Global Note may, under the circumstances set forth in the Conditions and the Pricing Supplement (including, without limitation, certification that the distribution of the Notes of this Series has been completed), be exchanged, in whole or in part for either Definitive Notes and (if applicable) Receipts, Coupons and Talons in or substantially in the forms set out in Appendices B-3, B-4, B-5 and B-6, respectively, to the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and Talons and the Pricing Supplement (or the relevant provisions of the Pricing Supplement) have either been endorsed on or attached to such Definitive Notes) and/or, a Permanent Global Note in the form set out in Appendix B-2 to the Agency Agreement (together with the Pricing Supplement attached thereto) upon presentation of this Temporary Global Note by the bearer hereof at the offices of the Agent in London, England (or at such other place outside the United States of America, its territories and possessions, any State of the United States and the District of Columbia (the "United States") as the Agent may agree). As specified in the Pricing Supplement, the exchange of this Temporary Global Note for Definitive Notes may also require written notice being given to the Agent by Euroclear, Cedel Bank or other relevant clearing agency on behalf of holders of Notes and/or the payment of certain costs each of which shall be specified in the Pricing Supplement. Definitive Notes or the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Temporary Global Note in respect of which there shall have been presented to the Agent by Euroclear, Cedel Bank and/or such


                                     B 1-3
other relevant clearing agency, a certificate, substantially in the form set out in Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form of Certificate "A" as set out in Schedule Three hereto and, in the case of Definitive Notes, subject to such notice period and payment of costs as may be specified in the Pricing Supplement. If Definitive Notes and (if applicable) Receipts, Coupons and Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Temporary Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Receipts, Coupons and Talons pursuant to the terms hereof.

On an exchange of the whole of this Temporary Global Note, this Temporary Global Note shall be surrendered to the Agent. On an exchange of part only of this Temporary Global Note, details of such exchange shall be entered by or on behalf of the Company in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Company. If, following the issue of a Permanent Global Note in exchange for some of the Notes represented by this Temporary Global Note, further Notes represented by this Temporary Global Note are to be exchanged pursuant to this paragraph, such exchange may be effected, without the issue of a new Permanent Global Note, by the Company or its agent endorsing Schedule Two of the Permanent Global Note previously issued to reflect an increase in the aggregate principal amount of the Permanent Global Note which would otherwise have been issued on such exchange.

Until the exchange of the whole of this Temporary Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if it were bearer of Definitive Notes, Coupons and Receipts in the form set out in Appendices B-3, B-4, and B-5 to the Agency Agreement.

[The Company has complied with its obligations under the relevant rules (as defined in the Banking Act 1987 (Exempt Transactions) Regulations 1997 (the "Regulations") and under rules made under Section 142(6) of the Financial Services Act 1986 in respect of its debt securities listed on the London Stock Exchange. Since information was last provided in compliance with those obligations, the Company, having made all reasonable enquiries, has not become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations in respect hereof as they fall due.] 5

This Temporary Global Note is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction. This Temporary Global Note shall not be valid unless authenticated by the Agent. This Temporary Global Note may be duly executed on behalf of the Company by manual or facsimile signature.


-----------------------------------------------------------------------------
5 Delete in the case of all Notes other than Notes denominated in Sterling and Notes in respect of which the issue proceeds are accepted by the Company in the United Kingdom.

                                     B 1-4

IN WITNESS WHEREOF, the Company has caused this Temporary Global Note to be duly executed on its behalf.

Dated:                                   TOYOTA MOTOR CREDIT CORPORATION

                                         By:
                                            -------------------------------
                                            George Borst
                                            Senior Vice President
                                            and General Manager

FISCAL AGENT'S CERTIFICATE                  ATTEST:
     AUTHENTICATION

This is one of the Temporary               --------------------------------
Global Notes described in the              Robert Pitts
within mentioned Agency Agreement          Secretary

By or on behalf of
  THE CHASE MANHATTAN BANK
  as Fiscal Agent

By: -----------------------
    Authorized Signatory)
































                                     B 1-5

                                 SCHEDULE ONE
                                 ------------
                                   PART I
                                   ------
                              INTEREST PAYMENTS
                              -----------------



                                                             Confirmation of
                           Total Amount                      payment by or
Interest        Date of    of Interest      Amount of        on behalf of
Payment Date    Payment    Payable          Interest Paid    the Company
------------    -------    -------------    -------------    ---------------

First           -------    -------------    -------------    ---------------
Second          -------    -------------    -------------    ---------------

































                                     B 1-6

                                  SCHEDULE ONE
                                  ------------

                                     PART II
                                     -------

                              INSTALLMENT PAYMENTS
                              --------------------


                                                             Confirmation of
                           Total Amount     Amount of        payment by or
Interest        Date of    of Installments  Installments     on behalf of
Payment Date    Payment    Payable          Paid             the Company
------------    -------    ---------------  -------------    ---------------

First           -------    ---------------  -------------    ---------------
Second          -------    ---------------  -------------    ---------------































                                     B 1-7

                               SCHEDULE TWO
                               ------------
                          SCHEDULE OF EXCHANGES
                          ---------------------
           FOR NOTES REPRESENTED BY A PERMANENT GLOBAL NOTE OR
           ---------------------------------------------------
       DEFINITIVE NOTES, OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS
       ---------------------------------------------------------------

The following exchanges of a part of this Temporary Global Note for Notes represented by a Permanent Global Note or Definitive Notes or redemptions or purchases and cancellation of this Temporary Global Note have been made:


                Part of
                principal
                amount of this                Temporary
                Globe Note
                exchanged for   Remaining       Remaining
                Notes           principal       amount payable
                represented by  amount of this  under this
                a Permanent     Temporary       Temporary
                Global Note or  Global Note     Global Note
Date of         Definitive      following such  following such
exchange, or    Notes or        exchange, or    exchange, or    Notation made
redemption or   redeemed or     redemption or   redemption or   by or on
purchase and    purchase and    purchase and    purchase and    behalf of the
cancellation    canceled        cancellation    cancellation    Company
-------------   -------------   --------------  --------------  -------------


-------------   -------------   --------------  --------------  -------------
-------------   -------------   --------------  --------------  -------------
-------------   -------------   --------------  --------------  -------------


















                                     B 1-8

                              SCHEDULE THREE
                              --------------
                  FORM OF CERTIFICATE TO BE PRESENTED BY
                  --------------------------------------
                       APPROPRIATE CLEARING SYSTEM
                       ---------------------------
                     TOYOTA MOTOR CREDIT CORPORATION
                     -------------------------------
                              (the "Securities")

This is to certify that, based solely on certifications we have received in writing, by telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially
to the effect set forth in the Agency Agreement, as of the date hereof, [   ]
principal amount of above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, partnerships, corporations or other entities created or organized under the laws of the United States or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and hold the securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, or its own behalf, or through its agent, that we may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder), or (iii) is owned by the United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described inn clause (iii) (whether or not also described in clauses (i) or (ii)) have certified that they have not acquire the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such Member Organization certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon at the date hereof.

                                     B 1-9

We will retain all certificates received from Member Organizations for the period specified in U.S. Treasury Regulation Section 1.163-
5(c)(2)(i)(D)(3)(i)(C).

We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative and legal proceeds are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:

Yours faithfully,
                                               [APPROPRIATE CLEARING SYSTEM]

                                               By:
                                                  --------------------------

* This certificate is not to be dated earlier than five days prior to the Exchange Date or relevant payment date, as applicable.


































                                   B 1-10

                                CERTIFICATE "A"
                                ---------------
                      FORM OF CERTIFICATE TO BE PRESENTED TO
                      --------------------------------------
                           APPROPRIATE CLEARING SYSTEM
                           ---------------------------
                         TOYOTA MOTOR CREDIT CORPORATION
                         -------------------------------
                               (the "Securities")

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United states, partnerships, corporations or other entities created or organized in the United States or under the law of the United States or of any State thereof, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"),
(ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations
Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Company or the Company's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder), or (iii) are owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) (whether or not also described in clauses (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex or facsimile on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [     ] of such interest in
the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities and/or an interest in a Permanent Global Note (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.


                                   B 1-11

We understand that this certification is required in connection with certain tax laws of the United States. In connection therewith, if administrative and legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:
                                       Yours faithfully,
                                       [Name of Person Making Certification]
                                       By:
                                          ----------------------------------
* This certificate is not to be dated earlier than fifteen days prior to the Exchange Date or relevant payment date, as applicable.










































                                     B 1-12

                                  APPENDIX B-2
                                  ------------
                        FORM OF PERMANENT GLOBAL NOTE OF
                        --------------------------------
                         TOYOTA MOTOR CREDIT CORPORATION
                         -------------------------------


 [THE ISSUER IS NOT AN INSTITUTION AUTHORIZED UNDER THE BANKING ACT 1987 (EXEMPT TRANSACTIONS) REGULATIONS 1997 (THE "BANKING ACT OF 1987") AND THIS IS A [SHORTER TERM DEBT SECURITY/LONGER TERM DEBT SECURITY]6 ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. REPAYMENT OF THE PRINCIPAL AND THE PAYMENT OF ANY INTEREST IN CONNECTION WITH THIS [SHORTER TERM DEBT SECURITY/LONGER TERM DEBT SECURITY]61 HAVE NOT BEEN GUARANTEED.]7

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNATIONAL REVENUE CODE.8

                     TOYOTA MOTOR CREDIT CORPORATION
      (Incorporated under the laws of the State of California, U.S.A.)
                         PERMANENT GLOBAL NOTE
                            representing
           [Specified Currency and Principal Amount of Series]
             [EURO MEDIUM-TERM NOTES DUE [Year of Maturity]
                        Series No. 	[       ]
                        Series No. 	[       ]

   The Notes represented by this Permanent Global Note are listed on The London Stock Exchange Limited
                  (the "London Stock Exchange")9


------------------------------------------------------------------------
6 Use the term "Shorter Term Debt Security" in the case of Notes with a maturity of one year to two years and 364 days and use the term "Longer Term Debt Security" in the case of Notes with a maturity of three years or more.
7 Delete entire paragraph in the case of all Notes other than Notes denominated in Sterling and Notes in respect of which the issue proceeds are accepted by the Company in the United Kingdom.
8 Use this legend in the case of Notes with a maturity of more than 183 days. In the case of Notes with a maturity of 183 days or less, the following legend should be used: By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).
9 Delete in the case of all Notes other than Notes listed on the London Stock Exchange, or add reference to other Stock Exchange, if applicable.


                                     B 2-1

This Note is a Permanent Global Note in respect of a duly authorized issue of [Specified Currency and Principal Amount of Series] Euro Medium-Term Note Due [Year of Maturity] (the "Notes") of [Specified Currency and Specified Denomination] each of Toyota Motor Credit Corporation (the "Company"). References herein to the Conditions shall be to the Terms and Conditions of the Notes (the "Conditions") as set forth out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Pricing Supplement (the "Pricing Supplement") (which is attached hereto) and, in the event of any conflict between the provisions of the Conditions and the information set out in the Pricing Supplement, the latter shall prevail. Words and expressions defined in the Conditions and the Pricing Supplement and not otherwise defined herein shall have the same meanings when used herein.

This Permanent Global Note is issued subject to, and with the benefit of, the Conditions and the Second Amended and Restated Agency Agreement (the "Agency Agreement," which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of July 24, 1997, between the Company and The Chase Manhattan Bank (the "Agent") and the other agents named herein; provided, however, that the reference to the Conditions shall mean the Conditions in effect on the date of issue of the Temporary Global Note that originally represented this Note and shall not be affected by any amendments to the Conditions which occur thereafter.

This Permanent Global Note is to be held by a common depositary for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), Cedelbank and/or such other relevant clearing agency as is specified in the related Pricing Supplement on behalf of account holders which have the Notes represented by this Permanent Global Note credited to their respective securities accounts therewith from time to time. For value received, the Company, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on [each Installment Date the relevant Installment Amount] the [Maturity Date], or on such earlier date as the Notes may become due and repayable in accordance with the Conditions, the amount payable under the Condition on redemption of the Notes then represented by this Permanent Global Note and to pay interest (if any) on the principal amount of the Notes from time to time represented by this Permanent Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Permanent Global Note at the principal office of the Agent in London, England, or at the offices of any of the other paying agents located outside of the United States (as defined below) (except as provided in the Condition) from time to time appointed by the Company in respect of the Notes. Any monies paid by the Company to the Agent for the payment of or interest on any Notes and remaining unclaimed at the end of one year after such principal or interest shall have become due and payable (whether at maturity, upon call for redemption or otherwise) shall then be repaid to the Company and upon such repayment all liability of the Agent with respect thereto shall thereupon cease, without, limiting in any way any obligation the Company may have to pay the principal of or interest on this Note as the same shall become due. On any payment of an installment or interest being made details of such payment shall be entered by or on behalf of the Company in Schedule One hereto and the relevant space in Schedule One hereto recording any such payment shall be signed by or on behalf of the Company.

                                    B 2-2

On any redemption or purchase and cancellation of any of the Notes represented by this Permanent Global Note, details of such redemption or purchase and cancellation shall be entered by or on behalf of the Company in Schedule Two hereto and the relevant space in Schedule Two hereto recording any such redemption or purchase and cancellation shall be signed by or on behalf of the Company. Upon any such redemption or purchase and cancellation, the principal amount of this Permanent Global Note and the Notes represented by this Permanent Global Note shall be reduced by the principal amount so redeemed or purchased and canceled.

The Notes represented by this Permanent Global Note were originally represented by a Temporary Global Note. Unless such Temporary Global Note was exchanged in whole on the issue hereof, such Temporary Global Note may be further exchanged, on the terms and conditions set out therein, for this Permanent Global Note. If any such exchange occurs following the issue hereof, the Company or its agent shall endorse Schedule Two hereto to reflect the increase in the aggregate principal amount of this Permanent Global Note due to each such exchange, whereupon the principal amount hereof shall be increased for all purposes by the amount so exchanged and endorsed.

This Permanent Global Note may (under the circumstances set forth in the Conditions and the Pricing Supplement, be exchanged, in whole, but not in part, for security-printed Definitive Notes and (if applicable) Receipts, Coupons and Talons in or substantially in the forms set out in Appendices B-3, B-4, B-5 and B-6, respectively, of the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and Talons and the Pricing Supplement (or the relevant provisions of the Pricing Supplement) have been either endorsed on or attached to such Definitive Notes) in denominations of [Specified Currency and Specified Denomination] each. As specified in the Pricing Supplement, such exchange may also require written notice being given to the Agent by Euroclear, Cedelbank or such other relevant clearing agency on behalf of the holders of the Notes and/or the payment of certain costs, each of which shall be specified in the pricing Supplement. Such exchange, if any, will be made upon presentation of this Permanent Global Note by the bearer hereof on any day (other than a Saturday or a Sunday) on which banks are open for business in London at the principal office of the Agent in London, England; provided, however, the first notice given tot he Agent by Euroclear, Cedelbank and/or such other relevant clearing agency shall give rise to the issue of Definitive Notes for the total amount of Notes represented by this Global Note. The aggregate principal amount of Definitive Notes issued upon an exchange of this Permanent Global Note will be equal to the aggregate principal amount of this Permanent Global Note submitted by the bearer hereof for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this Permanent Global Note, as adjusted, as shown in Schedule Two hereto). On an exchange of the whole of this Permanent Global Note, this Permanent Global Note shall be surrendered to the Agent.

Until the exchange of the whole of this Permanent Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if it were the bearer of Definitive Notes, Coupons, Receipts and Talons in the form set out in Appendices B-3, B-4, B-5 and B-6, respectively, to the Agency Agreement.


                                    B 2-3

[The Company has complied with its obligations under the relevant rules (as defined in the Banking Act 1987 (Exempt Transactions) Regulations 1997 (the "Regulations") and under rules made under Section 142(6) of the Financial Services Act 1986 in respect of its debt securities listed on the London Stock Exchange. Since information was last provided in compliance with those obligations, the Company, having made all reasonable enquiries, has not become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations in respect hereof as they fall due.]10

This Permanent Global Note is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.
This Permanent Global Note shall not be valid unless authenticated by the Agent. This Permanent Global Note may be duly executed on behalf of the Company by manual or facsimile signature.
































-----------------------------------------------------------------------------

10 Delete in the case of all Notes other than Notes denominated in Sterling and Notes in respect of which the proceeds are accepted by the Company in the United Kingdom.

                                    B 2-4

IN WITNESS WHEREOF, the Company has caused this Permanent Global Note to be duly executed on its behalf.
Dated:                                     TOYOTA MOTOR CREDIT CORPORATION



                                           By:
                                               ----------------------------

                                                 George Borst
                                                 Senior Vice President
                                                 and General Manager

FISCAL AGENT'S CERTIFICATE                 ATTEST:
         AUTHENTICATION


This is one of the Permanent               --------------------------------
Global Notes described in the              Robert Pitts
within mentioned Agency Agreement          Secretary

By or on behalf of
  THE CHASE MANHATTAN BANK
  as Fiscal Agent

By:
   -------------------------
   (Authorized Signatory)



























                                      B 2-5

                                 SCHEDULE ONE
                                 ------------
                                   PART I
                                   ------
                              INTEREST PAYMENTS
                              -----------------



                                                             Confirmation of
                           Total Amount                      payment by or
Interest        Date of    of Interest      Amount of        on behalf of
Payment Date    Payment    Payable          Interest Paid    the Company
------------    -------    -------------    -------------    ---------------

First           -------    -------------    -------------    ---------------
Second          -------    -------------    -------------    ---------------

































                                      B 2-6

                                  SCHEDULE ONE
                                  ------------
                                     PART II
                                     -------
                              INSTALLMENT PAYMENTS
                              --------------------


                                                             Confirmation of
                           Total Amount     Amount of        payment by or
Interest        Date of    of Installments  Installments     on behalf of
Payment Date    Payment    Payable          Paid             the Company
------------    -------    ---------------  -------------    ---------------

First           -------    ---------------  -------------    ---------------
Second          -------    ---------------  -------------    ---------------



































                                      B 2-7

                                SCHEDULE TWO
                                ------------
                      SCHEDULE OF EXCHANGES OF A TEMPORARY
                      ------------------------------------
                      GLOBAL NOTE AND FOR DEFINITIVE NOTES
                      ------------------------------------
                  OR REDEMPTIONS OR PURCHASES AND CANCELLATIONS
                  ---------------------------------------------

The following increases of this Permanent Global Note, exchanges of this Permanent Global Note for Definitive Notes or redemptions or purchases and cancellations of this Permanent Global Note have been made:



                                                    Remaining
               Increase in       Part of principal  amount payable
               principal amount  amount of this     under this
               of this Permanent Permanent          Permanent
               Global Note due   Global Note        Global Note
Date of        to exchange of a  exchanged for      following such Notation
exchange, or   Temporary         Definitive Notes   exchange, or   made by or
redemption or  Global Note for   or redeemed or     redemption or  on behalf
purchase and   this Permanent    purchased and      purchased and  of the
cancellation   Global Note       canceled           cancellation   Company
-------------  ----------------  -----------------  -------------- ---------



-------------  ----------------  -----------------  -------------- ---------

-------------  ----------------  -----------------  -------------- ---------

-------------  ----------------  -----------------  -------------- ---------

-------------  ----------------  -----------------  -------------- ---------
















                                      B 2-8

                               APPENDIX B-3
                               ------------
                            DEFINITIVE NOTE OF
                            ------------------

                      TOYOTA MOTOR CREDIT CORPORATION
                      -------------------------------

[THE ISSUER IS NOT AN INSTITUTION AUTHORIZED UNDER THE BANKING ACT 1987 (EXEMPT TRANSACTIONS) REGULATIONS 1997 (THE "BANKING ACT OF 1987") AND THIS IS A [SHORTER TERM DEBT SECURITY/LONGER TERM DEBT SECURITY]11 ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. REPAYMENT OF THE PRINCIPAL AND THE PAYMENT OF ANY INTEREST IN CONNECTION WITH THIS [SHORTER TERM DEBT SECURITY/LONGER TERM DEBT SECURITY]11 HAVE NOT BEEN GUARANTEED.]12

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. 13

                     TOYOTA MOTOR CREDIT CORPORATION
      (Incorporated under the laws of the State of California, U.S.A.)
                            representing
             [Specified Currency and Principal Amount of Series]
                [EURO MEDIUM-TERM NOTES DUE [Year of Maturity]
                        Series No.  [       ]
                        Series No.  [       ]
       The Notes represented by this Definitive Note are listed
                 on The London Stock Exchange Limited
                   (the "London Stock Exchange")14



-----------------------------------------------------------------------------

11 Use the term "Shorter Term Debt Securities" in the case of Notes with a maturity of one year to two years and 364 days and use the term "Longer Term Debt Security" in the case of Notes with a maturity of three years or more. 12 Delete entire paragraph in the case of all Notes other than Notes denominated in Sterling and Notes of which the issue proceeds are accepted by the Company in the United Kingdom.
13 Use this legend in the case of Notes with a maturity of more than 183 days. In the case of Notes with a maturity of 183 days or less, the following legend should be used: By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder.
14 Delete in the case of all Notes other than Notes listed on the London Stock Exchange, or add reference to other Stock Exchange, if applicable.


                                      B 3-1

This Note is one of the series of notes of [Specified Currency and Principal Amount of Series] ("Notes") each of Toyota Motor Credit Corporation (the "Company"). References herein to the Conditions shall be to the Terms and Conditions of the Notes (the "Conditions") as set out in Appendix A to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Pricing Supplement (the "Pricing Supplement") (which is reproduced on the reverse hereof) and, in the event of any conflict between the provisions of the Conditions and the information set out in the Pricing Supplement, the latter shall prevail. Words and expressions defined in the Conditions and the Pricing Supplement and not otherwise defined herein shall have the same meanings when used herein.
This Note is issued subject to, and with the benefit of, the Conditions and the Second Amended and Restated Agency Agreement (the "Agency Agreement." which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of July 24, 1997, between the Company and The Chase Manhattan Bank (the "Agent") and the other agents named therein; provided, however, that the reference to the Conditions shall mean the Conditions in effect on the date of issue of the Temporary Global Note that originally represented this Note and shall not be affected by any amendments to the Conditions which occur thereafter.

For value received, the Company, subject to and in accordance with the Conditions, promises to pay to the bearer hereof on [each Installment Date the relevant Installment Amount] the [Maturity Date], or on such earlier date as the Notes may become due and repayable in accordance with the Conditions, the amount payable on redemption of this Note and to pay interest (if any) on the principal amount of this Note calculated and payable as provided in the Conditions.

Title to this Note and to any Coupon, Talon or Receipt appertaining, hereto shall pass by delivery. The Company may treat the bearer hereof as the absolute owner of this Note for all purposes (whether or not this Note shall be overdue and notwithstanding any notation of ownership or writing hereof or notice of any previous loss or theft thereof).

[The Company has complied with its obligations under the relevant rules (as defined in the Banking Act 1987 (Exempt Transactions) Regulations 1997 (the "Regulations") and under rules made under Section 142(6) of the Financial Services Act 1986 in respect of its debt securities listed on the London Stock Exchange Limited. Since information was last provided in compliance with those obligations, the Company, having made all reasonable inquiries, has not become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations in respect hereof as they fall due.] 15

This Note is governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America, applicable to agreements made and to be performed wholly within such jurisdiction.

This Note may be duly executed on behalf of the Company by manual or facsimile signature.

-----------------------------------------------------------------------------
15 Delete in the case of all Notes other than Notes denominated in Sterling and Notes in respect of which the issue proceeds are accepted by the Company in the United Kingdom.

                                      B 3-2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on its behalf.
Dated:                               TOYOTA MOTOR CREDIT CORPORATION
                                     By:
                                        ----------------------------
                                        George Borst
                                        Senior Vice President
                                        and General Manager

FISCAL AGENT'S CERTIFICATE           ATTEST:
  AUTHENTICATION
This is one of the Notes             -------------------------------
described in the within              Robert Pitts
mentioned Agency Agreement           Secretary
By or on behalf of

  THE CHASE MANHATTAN BANK
  as Fiscal Agent

By:
    ------------------------
      (Authorized Signatory)

[Reverse Of Note - Terms And Conditions Of The Notes]
































                                      B 3-3

                              APPENDIX B-4
                              ------------
                             FORM OF COUPON
                             --------------
                                 PART A
                                 ------
                            (Face of Coupon)

                     TOYOTA MOTOR CREDIT CORPORATION
  (Incorporated under the laws of the State of California, U.S.A.)

            [Specified Currency and Principal Amount of Series]
               EURO MEDIUM-TERM NOTES DUE [Year of Maturity]

                        Series No. [         ]
                        Series No. [         ]

Part A
------
(Revenue of Coupon)

For Fixed Rate Notes:

This Coupon is payable to bearer,        Coupon No. F
separately negotiable and subject to     Coupon for [         ]
the Terms and Conditions of the Note     due on [        ]
to which it appertains                   [19[    ]/2-[      ]]
------------------------------------     ------------------------------------

[SEAL]

[ATTEST]                                 TOYOTA MOTOR CREDIT CORPORATION

By:                                      By:
   --------------------------               -----------------------------
   Authorized Officer                       Authorized Officer

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. 16

-----------------------------------------------------------------------------
16 Use this legend in the case of Notes with a maturity of more than 183 days. In the case of Notes with a maturity of 183 days or less, the following legend should be used: By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).

                                      B 4-1

                                APPENDIX B-4
                                ------------
                               FORM OF COUPON
                               --------------
                                  PART B
                                  ------
(Face of Coupon)

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.1 1

For Floating Rate, Dual Currency and Indexed Notes:

Coupon for the amount due in accordance         Coupon No. F
with the Terms and Conditions of the            Coupon due in
said Notes.  This Coupon is payable to          [          ]
bearer, separately negotiable and               [19[     ]/20[     ]]
subject to such Terms and Conditions of
the Note to which it appertains, under
which it may become void before its due
date.
---------------------------------------         ---------------------------

[SEAL]

ATTEST                                         TOYOTA MOTOR CREDIT
                                               CORPORATION

By:                                            By:
   ----------------------                         ------------------------
   Authorized Officer                             Authorized Officer






-----------------------------------------------------------------------------
1 Use this legend in the case of Notes with a maturity of more than 183 days. In the case of Notes with a maturity of 183 days or less, the following legend should be used: By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).


                                      B 4-2

(Reverse of Coupon)

                    ISSUING AND PRINCIPAL PAYING AGENT
                    ----------------------------------

                         The Chase Manhattan Bank
                              Trinity Tower
                          9 Thomas More Street
                             London E1 9YT
                                 ENGLAND


                              PAYING AGENT
                              ------------


                      Chase Manhattan Bank Luxembourg S.A.
                              5 Rue Plaetis
                                  L-2338
                                Luxembourg


and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Company and notice of which has been given to the Noteholders.






























                                      B 4-3

                                 APPENDIX B-5
                                 ------------
                                FORM OF RECEIPT
                                ---------------

(On the front)

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. 17

                       TOYOTA MOTOR CREDIT CORPORATION
      (Incorporated under the laws of the State of California, U.S.A.)

             [Specified Currency and Principal Amount of Series]
                EURO MEDIUM-TERM NOTES DUE [Year of Maturity]



                           Series No. [         ]
                           Series No. [         ]

Receipt for the sum of [        ] being the installment of principal payable
in accordance with the Terms and Conditions endorsed on the Note to which
this Receipt appertains (the "Conditions") on [           ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).










-----------------------------------------------------------------------------
17 Use this legend in the case of Notes with a maturity of more than 183 days. In the case of Notes with a maturity of 183 days or less, the following legend should be used: By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder).


                                      B 5-1

This Receipt must be presented for payment together with the Note to which it appertains. The Company shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

[SEAL]

ATTEST                                         TOYOTA MOTOR CREDIT
                                               CORPORATION

By:                                            By:
 ----------------------                         ------------------------
   Authorized Officer                             Authorized Officer









































                                      B 5-2

                                 APPENDIX B-6
                                 ------------
                                FORM OF TALON
                                -------------

(On the front)

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES TAX LAWS INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                        TOYOTA MOTOR CREDIT CORPORATION
      (Incorporated under the laws of the State of California, U.S.A.)

           [Specified Currency and Principal Amount of Series]
              EURO MEDIUM-TERM NOTES DUE [Year of Maturity]

                      Series No. [         ]
                      Series No. [         ]

On and after [          ] further Coupons [and a further Talon] appertaining
to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Notes to which this Talon appertains.




[SEAL]

ATTEST                                         TOYOTA MOTOR CREDIT
                                               CORPORATION

By:                                            By:
 ----------------------                         ------------------------
   Authorized Officer                             Authorized Officer













                                      B 6-1

(Reverse of Talon)
                   ISSUING AND PRINCIPAL PAYING AGENT


                       The Chase Manhattan Bank
                            Trinity Tower
                         9 Thomas More Street
                            London E1 9YT
                               ENGLAND


                             PAYING AGENT


                  Chase Manhattan Bank Luxembourg S.A.
                           5 Rue Plaetis
                              L-2338
                            Luxembourg

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Company and notice of which has been given to the Noteholders.

































                                    B 6-2

                                 ANNEX B
                                 -------

                       FORM OF PRICING SUPPLEMENT
                       --------------------------

                (to be completed by the head Manager/
                -------------------------------------
                 Dealer and executed by the Company)
                 -----------------------------------

                          PRICING SUPPLEMENT

                    TOYOTA MOTOR CREDIT CORPORATION
               (Incorporated as a California corporation)

                         U.S. $16,000,000,000
                     Euro Medium-Term Note Program

                       for the issue of Notes
                with maturities of 1 month or longer

                           Series No.
                [aggregate nominal amount of issue]
                   [title and due date of Notes]


              Issue price: [              ] per cent


                       [Dealer name]




      The date of this Pricing Supplement is [                     ]



















                                      A B-1

                     Toyota Motor Credit Corporation


       Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]
                      under the U.S. $16,000,000,000
                      Euro Medium-Term Note Program

[The Notes constitute [commercial paper/shorter term debt securities/longer term debt securities]* issued in accordance with regulations made under section 4 of the Banking Act 1987. The Issuer of the Notes is not an authorized institution or a European authorized institution (as such terms are defined in the Banking Act 1987 (Exempt Transactions) Regulations 1997). Repayment of the principal and payment of any interest or premium in connection with the Notes has not been guaranteed].**

This document constitutes the Pricing Supplement relating to the issue of Notes described herein. Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions set forth in the Offering Circular dated July 23, 1999. This Pricing Supplement must be read in conjunction with such Offering Circular, including all documents incorporated by reference therein.






















-----------------------------------------------------------------------
* Include "commercial paper" if Notes must be redeemed before their first anniversary. Include "shorter term debt securities" if Notes may not be redeemed before their first anniversary but must be redeemed before their third anniversary. Include "longer term debt securities" if Notes may not be redeemed before their third anniversary.

** Unless otherwise permitted, text to be included for all Notes (including Notes denominated in Sterling) in respect of which the issue proceeds are accepted by TMCC in the United Kingdom.


                                      A B-2

[Include whichever of the following apply or specify as "Not Applicable" (N/A). Note that the numbering should remain as set out below, even if "Not Applicable" is indicated for individual paragraphs or sub-paragraphs. Italics denote directions for completing the Pricing Supplement.]


1.  [(i)] Series Number:                   [      ]

    [(ii)] Tranche Number:                 [Delete if not applicable]

                                           (If fungible with an existing
                                           Series, details of that Series,
                                           including the date on which the
                                           Notes become fungible)

2. Specified Currency (or Currencies in
   the case of Dual Currency Notes):       [      ]

3. Aggregate Nominal Amount

   [i]  Series:                            [      ]
   [ii] Tranche:                           [Delete if not applicable]

4. Issue Price of Tranche:                 [   ] per cent.

5. Specific Denominations:                 [      ]

6. [(i)]  Issue Date:                      [      ]

   [(ii)] Interest Commencement Date
          (if different from Issue Date):  [      ]

7.  Maturity Date:                         [      ]

8.  Interest Basis:                        [Fixed Rate]
                                           [Floating Rate]
                                           [Zero Coupon]
                                           [Index Linked Interest]
                                           [specify other]
                                           (further particulars
                                           specified below)

9.  Redemption/Payment Basis:              [Redemption at par]
                                           [Index Linked Redemption]
                                           [Dual Currency]
                                           [Partly Paid]
                                           [Installment]
                                           [specify other]

10. Change of Interest Basis or            [Specify details of any provision
    Redemption/Payment Basis:              for change of Notes into another
                                           Interest Basis or
                                           Redemption/Payment Basis]

                                      A B-3



11. Listing:                               [London/specify other/None]

12. Method of distribution:                [Syndicated/Non-syndicated]

PROVISIONS RELATING TO INTEREST (IF ANY)PAYABLE

13. Fixed Rate Note Provisions (and, to
    the extent applicable, Dual Currency   [Applicable/Not Applicable]
    Notes, Index Linked Redemption         (If not applicable, delete the
    Notes, Partly Paid Notes and           remaining sub-paragraphs of this
    Installment Notes):                    paragraph)

    (i)   Fixed Rate[(s)] of Interest:     [         ] per cent. per annum
                                           [payable annually/semi-annually/
                                           quarterly] in arrear]

    (ii)  Interest Payment Date(s):        [            ] in each year

    (iii) Fixed Coupon Amount (s):         [            ] per [            ]
                                           in nominal amount

    (iv)  Broken Amount (s):               [Insert particulars of anyinitial
                                           or final broken interest amounts
                                           which do not correspond with the
                                           Fixed Coupon Amount]

    (v)   Fixed Day Count Fraction:        [30/360 or Actual/Actual (ISMA)
                                           or Actual/Actual (ISDA) or
                                           specify other]

    (vi)  Business Day Convention:         [Following Business Day
                                           Convention/Modified Following
                                           Business Day Convention/specify
                                           other]

    (vii)  Applicable Business Centers
           for purposes of "Business Day"
           Definition:                     [London/specify others]

    (viii) Other terms relating to the
           method of calculating interest
           for Fixed Rate Notes:           [None/Give details]

14. Floating Rate Note Provisions (and,
    to the extent applicable, Dual         [Applicable/Not Applicable]
    Currency Notes, Index Linked           (If not applicable, delete the
    Redemption Notes, Partly Paid Notes    remaining sub-paragraphs of this
    and Installment Notes):                paragraph)

   (i)     Specified Period(s)/Specified
           Interest Payment Dates:         [            ]

                                      A B-4



   (ii)    Business Day Convention:        [Floating Rate
                                           Convention/Following
                                           Business Day Convention/Modified
                                           Following Business Day
                                           Convention/Preceding Business Day
                                           Convention/ [specify other]]

   (iii)   Applicable Business Centers
           for purposes of "Business Day"
           Definition:                      [London/specify others]

   (iv)    Manner in which the Rate of
           Interest and Interest Amount     [Screen Rate Determination/ISDA
           is to be determined:             Determination/[specify others]]

   (v)     Calculation Agent responsible
           for calculating the Rate of
           Interest and Interest Amount
           (if not the Agent):              [            ]

   (vi)    Screen Rate Determination

           -  Reference Rate                [            ]

                                            (Either LIBOR, EURIBOR or other,
                                            although additional information
                                            may be required if other -
                                            including any amendment to
                                            fallback provisions in the
                                            Conditions)

           -  Relevant Screen Page:         [            ]
                                            (In the case of EURIBOR, if not
                                            Telerate 248 ensure it is a page
                                            which shows a composite rate)

           -  Applicable "Reference Banks"
              definition (if different
              from that in Condition        [Same as Condition
              4(b)(iv)(E):                  4(b)(iv)(E)/specify other]

           -  Applicable "Interest
              Determination Date"
              definition (if different
              from that in Condition        [Same as Condition
              4(b)(iv)(F)):                 4(b)(iv)(F))/specify other]

   (vii)  ISDA Determination

           -  Floating Rate Option:         [           ]

           -  Designated Maturity:          [           ]

           -  Reset Date:                   [           ]

                                      A B-5


   (viii) Margin(s):                       [+/-][        ] per cent. per
                                           annum

   (ix)   Minimum Rate of Interest:        [        ] per cent. per
                                           annum

   (x)    Maximum Rate of Interest:        [        ] per cent. per
                                           annum

   (xi)   Day Count Fraction:              [Actual/365, Actual/Actual,
                                           Actual/365(Fixed), Actual/360,
                                           30/360, 360/360, Bond Basis,
                                           30E/360 or Eurobond Basis or
                                           specify other]

   (xii)  Rounding provisions and any
          other terms relating to the
          method of calculating interest
          on Floating Rate Notes, if
          different from those set out
          in the Conditions:               [        ]

15. Zero Coupon Note Provisions:           [Applicable/Not Applicable]

                                           (If not applicable, delete the
                                           remaining sub-paragraphs of this
                                           paragraph)

   (i)    Accrual Yield:                   [        ] per cent. per
                                           annum

   (ii)   Reference Price:                 [        ]

   (iii)  Any other formula/basis of
          determining amount payable:      [        ]


   (iv)   Business Day Convention:         [Following Business Day
                                           Convention/Modified Following
                                           Business Day Convention/specify
                                           other]

   (v)    Applicable Business Centers
          for purposes of "Business Day"
          Definition:                      [London/specify others]

   (vi)   Calculation Agent responsible
          for calculating the amount due
          (if not the Agent):              [         ]



                                     A B-6




16. Index Linked Interest                  [Applicable/Not Applicable]
    Note Provisions:
                                           (If not applicable, delete the
                                           remaining sub-paragraphs of this
                                           paragraph)

   (i)    Index/Formula:                   [give or annex details]

   (ii)   Calculation Agent responsible
          for calculating the principal
          and/or interest due
          (if not the Agent):              [          ]

   (iii)  Provisions for determining Coupon
          where calculation by reference to
          Index and/or Formula is
          Impossible or impracticable:     [          ]

   (iv)   Specified Period(s)/Specified
          Interest Payment Dates:          [          ]

   (v)    Business Day Convention:         [Floating Rate Convention/
                                           Following Business Day
                                           Convention/Modified Following
                                           Business Day Convention/Preceding
                                           Business Day Convention/specify
                                           other]

   (vi)   Applicable Business Centers
          for purposes of "Business Day"
          definition:                      [London/specify other]

   (vii)  Minimum Rate of Interest:        [        ] per cent. per
                                           annum

   (x)    Maximum Rate of Interest:        [        ] per cent. per
                                           annum

   (xi)   Day Count Fraction:              [        ]

17. Index Linked Redemption Note           [Applicable/Not Applicable]
    Provisions:                            (If not applicable, delete the
                                           remaining sub-paragraphs of this
                                           paragraph)

   (i)    Index/Formula:                   [give or annex details]

   (ii)   Calculation Agent responsible
          for calculating the principal
          and/or interest due
          (if not the Agent):              [            ]

                                      A B-7



   (iii) Provisions for determining
         payments where calculation by
         reference to Index and/or Formula
         is impossible or impractical:     [            ]

18. Dual Currency Note Provisions:         [Applicable/Not Applicable]
                                           (If not applicable, delete the
                                           remaining sub-paragraphs of this
                                           paragraph)

   (i)    Rate of Exchange/method of
          calculating Rate of Exchange:    [give details]

   (ii)   Calculation Agent, if any,
          responsible for calculating the
          principal and/or interest
          payable (if not the Agent):      [         ]

   (iii)  Provisions applicable where
          calculation by reference to
          Rate(s) of Exchange impossible
          or impractical:                  [         ]

   (iv)   Person at whose option Specified
          Currency(ies) is/are payable:    [         ]

PROVISIONS RELATING TO REDEMPTION

19. TMCC's Optional Redemption:            [Yes/No]

                                           (If not applicable, delete the
                                           remaining sub-paragraphs of this
                                           paragraph)

   (i)    Optional Redemption Date(s):     [         ]

   (ii)   Optional Redemption Amount(s)
          and method, if any, of
          calculation of such amount(s):   [         ]

   (iii)  If redeemable in part:

          (a) Minimum Redemption Amount:   [         ]

          (b) Higher Redemption Amount:    [         ]

   (iv)  The applicable period for notice
         to Noteholders (if different from [Same as Condition 5(d)/specify that set out in Condition 5(d)): other]

   (v)   The applicable period for notice
         to the Agent (if different from   [Same as Condition 5(d)/specify
         that set out in Condition 5(d)):  other]

                                      A B-8



20. Redemption at the option of the        [Yes/No]
    Noteholders:                           (If not applicable, delete the
                                           remaining sub-paragraphs of this
                                           paragraph)

   (i)   Optional Redemption Date(s):      [         ]

   (ii)  Optional Redemption Amount(s)
         and method, if any, of
         calculation of such amount(s):    [         ]

   (iii) Other details:                    [         ]

21. Final Redemption Amount:               [Par/specify other/see Appendix]

22. Early Redemption Amount(s) payable on
    redemption for taxation reasons or on
    event of default and/or the method of
    calculating the same (if required or
    if different from that set out
    in Condition 5(f)):                     [         ]

GENERAL PROVISIONS APPLICABLE TO THE NOTES

23. Form of Notes:                          [Temporary global Note
                                             exchangeable for a permanent
                                             global Note which is
                                             exchangeable for definitive
                                             Notes [only if (as described
                                             more fully in the Conditions)
                                             (a) there should be an Event of
                                             Default; (b) Euroclear,
                                             Cedelbank and any other relevant
                                             clearance system are all no
                                             longer willing or able to
                                             properly discharge their
                                             responsibilities and the Agent
                                             and TMCC are unable to locate a
                                             qualified successor; (c) upon
                                             the election of TMCC; or (d)
                                             upon 90 days written notice of
                                             any Noteholder, all as set forth
                                             more fully in the
                                             Conditions/specify other]
                                             [Temporary Global Note
                                             exchangeable for Definitive
                                             Notes on and after the Exchange
                                             Date.]

24. Other special provisions relating to
    Payment Dates:                           [Not Applicable/give details]

                                      A B-9



25. Talons for future Coupons to be attached
    to definitive Notes (and dates on which
    such Talons mature):                     [Yes/No. If yes, give details]

26. Details relating to Partly Paid Notes:
    including, without limitation, amount
    of each payment comprising the Issue
    Price and date on which each payment
    is to be made and consequences (if any)
    of failure to pay, including any right
    of TMCC to forfeit the Notes and
    interest due on late payment:            [Not Applicable/give details]

27. Details relating to Installment Notes:   [Applicable/Not Applicable]

                                             (If not applicable, delete the
                                             remaining subparagraphs of this
                                             paragraph)

   (i)    Installment Amounts:                [         ]

   (ii)   Installment Dates:                  [         ]

   (iii)  Other details:                      [         ]

28. Whether the Notes will be subject to      [Yes/No](If yes, specify
    Redenomination, Consolidation or          particular provision(s)
    Exchange into euro:                       applicable and provide
                                              details if different from that
                                              set out in Condition 17)

29. Whether Notes are convertible at
    option of TMCC/Holder into Notes of
    another Interest/Payment Basis, Date
    of Conversion or Option Exercise/Interest
    Payment Basis/other relevant terms:       [         ]

30. Further Issues and Consolidation:         [TMCC may from time to time,
                                              without the consent of the
                                              holders of Notes, Receipts or
                                              Coupons of this Series, create
                                              and issue further Notes of this
                                              Series having the same terms
                                              and conditions as the Notes (or
                                              the same terms and conditions
                                              save for the first payment of
                                              interest thereon and the Issue
                                              Date thereof) with the
                                              outstanding Notes and so that
                                              the same shall be consolidated

                                    A B-10



                                              and form a single Series with
                                              the outstanding Notes and
                                              references in the Conditions to
                                              "Notes" shall be construed
                                              accordingly.]
31. Cost, if any, to be borne by
    Noteholders in connection with
    exchanges for security printed
    definitive Notes:                        [          ]

32. Other terms or special conditions:       [Not Applicable/give details]

DISTRIBUTION

33. (i)    If syndicated, names of Managers: [Not Applicable/give names]

    (ii)   Stabilizing Manager (if any):     [Not Applicable/give names]

34. If non-syndicated, name of relevant
    Dealer:                                  [         ]

35. Additional selling restrictions:          Selling restrictions, including
                                              those applicable to the United
                                              States and United Kingdom are
                                              set out in the Offering
                                              Circular and Appendix B to
                                              the Second Amended and Restated
                                              Program Agreement dated July
                                              24, 1997, as amended [and the
                                              Syndicate Purchase Agreement
                                              dated [    ], among the Dealers
                                              and the Company].

OPERATIONAL INFORMATION

36. Any clearing system(s) other than
    Euroclear and Cedelbank and the           [Not Applicable/give name(s)
    relevant identification numbers(s):       and number(s)]

37. Delivery:                                 Delivery [against/free of]
                                              payment

38. Additional Paying Agent(s) (if any):      [         ]

39. Purchaser's account number with
    [Euroclear/Cedelbank] to which the
    Notes are to be credited:                 [         ]


                                    A B-11

40. The text set out below is required only for Notes in respect of which the issue proceeds are accepted by TMCC in the United Kingdom and which are to be listed on the London Stock Exchange. The text set out below may be deleted if TMCC is relying on any of Regulation 13(4)(c) to (g) of the Banking Act 1987 (Exempt Transactions) Regulations 1997.

    TMCC confirms that:

    a) as of the date hereof, it has complied with its obligations under the relevant rules (as defined in the Banking Act 1987 (Exempt
       Transactions) Regulations 1997) in relation to the admission to and continuing listing of the Program and of any previous issues made under it and listed on the same exchange as the Program;

    b) it will have complied with its obligations under the relevant rules in relation to the admission to listing of the Notes by the time when the Notes are so admitted; and

    c) as of the date hereof, it has not, since the last publication, if any, in compliance with the relevant rules of information about the Program, any previous issues made under it and listed on the same exchange as the Program, or the Notes, having made all reasonable enquires, become aware of any change in circumstances which could reasonably be regarded as significantly and adversely affecting its ability to meet its obligations as issuer in respect of the Notes as they fall due.

ISIN:                                 [       ]

Common Code:                          [       ]

























                                    A B-12

Acceptance on behalf of TMCC
of the terms of the Pricing Supplement
as of the date above first written:


TOYOTA MOTOR CREDIT CORPORATION



By:
   --------------------------

The following information is to be included only in the version of the Pricing Supplement which is submitted to the London Stock Exchange in the case of Notes to be listed on the London Stock Exchange:

Application is hereby made to list this issue of Notes pursuant to the listing of the U.S. $16,000,000,000 Euro Medium-Term Note Program of Toyota Motor Credit Corporation (as from [insert date of or prior to Settlement date for the issuance of the Notes]).

THE CHASE MANHATTAN BANK
(As Agent)



By:
   --------------------------
cc: The Chase Manhattan Bank
























                                   A B-13

                                   ANNEX D
                                   -------
                          TRADING DESK INFORMATION
                          ------------------------
                               The Company

                      TOYOTA MOTOR CREDIT CORPORATION
                      19001 South Western Avenue FN17
                         Torrance, California 90509
           Telephone No: (310) 618-4001; Fax No: (310) 787-6194
                    Attention: Vice President, Treasury
The Dealers
-----------

PARIBAS                GOLDEN SACHS              LEHMAN BROTHERS
10 Harewood Avenue     INTERNATIONAL             INTERNATIONAL (EUROPE)
London NW1 6AA         Peterborough Court        One Broadgate
Telephone: 0171 595    133 Fleet Street          London EC2M 7HA
2000                   London EC4A 2BB           Telephone: 0171 256 8256
Telefax: 0171 595      Telephone: 0171 744       Telefax: 0171 260 2778
2555                   1000                      Attn: MTN Trading Desk
Attn: Euro Medium
Term Note Desk

MERRILL LYNCH           NOMURA INTERNATIONAL     UBS AG
INTERNATIONAL           PLC                      1 Finsbury Avenue
Ropemaker Place         Nomura House             London EC2M 2PP
25 Ropemaker Street     1 St. Martin'sle-Grand   Telephone: 0171 711 2479
London EC2Y 9LY         London EC1A 4NP          Telefax: 0171 711 2411
Telephone: 0171 867     Telephone: 0171 236      Attn: MTN Group
3995                    8056
TeleFax: 0171 867       Telefax: 0171 521 2616
4327                    Attn: MTN Trading
Attn: EMTN Trading
and Distribution Desk


CREDIT SUISSE FIRST      J.P. MORGAN             MORGAN STANLEY & CO.
BOSTON                   SECURITIES LTD          INTERNATIONAL LIMITED
(EUROPE) LIMITED         60 Victoria Embarkment  25 Cabot Square
One Cabot Square         London EC4Y 0JP         Canary Wharf
Canary Wharf             Telephone: 0171 779     London E14 4QA
London E14 4QJ           3469                    Telefax: 0171 425 4397
Telephone: 0171 888      Attn: Euro Medium Term  Attn: Head of
4021                     Note Desk               Transaction Management
Telefax: 0171 888                                Group
3719



                                   A D-1

                                   APPENDIX E
                                   ----------
                               FORM OF THE NOTES
                               -----------------

Each Tranche of Notes will initially be represented by one or more temporary global Notes, without receipts, interest coupons or talons, which will be delivered to a common depositary for Euroclear and Cedelbank.

While any Note is represented by a temporary global Note, payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will be made against presentation of the temporary global Note only to the extent that certification of non-U.S. beneficial ownership (in the form set out in the temporary global Note) has been received by Euroclear or Cedelbank. Interests in the temporary global Note will be exchangeable for interests in a permanent global Note and/or for security printed definitive Notes (as specified under "Terms and Conditions of the Notes" and in the applicable Pricing Supplement) not earlier than the date (the "Exchange Date") which is 40 days after completion of the distribution of the relevant Tranche, provided that certification of non-U.S. beneficial ownership has been received. No interest or principal payments will be made on a temporary global Note after the Exchange Date.

Payments of principal or interest (if any) in respect of a permanent global Note will be made through Euroclear and Cedelbank against presentation or surrender, as the case may be, of the permanent global Note without any requirement for further certification. A permanent global Note will be exchangeable in whole, but not in part, for security printed definitive Notes with, where applicable, receipts, interest coupons and talons attached not earlier than the Exchange Date (i) at the option of TMCC; (ii) at the option of Noteholders, unless specified otherwise in the applicable Pricing Supplement and (iii) under certain other limited circumstances set forth under "Terms and Conditions of the Notes". If a portion of the Notes continue to be represented by the temporary global Note after the issuance of definitive Notes, the temporary global Note shall thereafter be exchangeable only for definitive Notes, subject to certification of non-U.S. beneficial ownership.

Unless specified in the applicable Pricing Supplement, investors shall have the right to require the delivery of definitive Notes; provided, however, that such delivery may be conditioned on written notice, as specified in the applicable Pricing Supplement, from Euroclear or Cedelbank (as the case may be) acting on instructions of the holders of interest in the temporary or permanent global Note and/or on the payment of costs in connection with the printing and distribution of the definitive Notes. No definitive Note delivered in exchange for a permanent or temporary global Note shall be mailed or otherwise delivered to any locations in the United States of America in connection with such exchange. Temporary and permanent global Notes and definitive Notes will be issued by The Chase Manhattan Bank, London Office, as issuing and (unless specified otherwise in the applicable Pricing Supplement) principal paying agent and, unless specified otherwise in the applicable Pricing Supplement, as calculation agent (the "Agent", which expression includes any successor agents or any other Calculation Agent specified in the applicable Pricing Supplement) pursuant to a Second Amended and Restated Agency Agreement dated as of July 24, 1997, as amended (the "Agency Agreement"), and made between TMCC, the Agent and the other paying agents named therein (together with the Agent, the "Paying Agents", which expression includes any additional or successor paying agents).

If specified in the applicable Pricing Supplement, other clearance systems capable of complying with the certification requirements set forth in the temporary global Note may be used in addition to or in lieu of Euroclear and Cedelbank, and any reference herein to Euroclear and/or Cedelbank shall, whenever the context so permits, be deemed to include such other additional or alternative clearing system.

The Pricing Supplement will contain such information (if any) as is necessary to comply with the Banking Act 1987 (Exempt Transactions) Regulations 1997.

Temporary and permanent global Notes and definitive Notes will be issued in bearer form only. The following legend will appear on all global Notes, definitive Notes, receipts and interest coupons for Notes with a maturity of more than 183 days:

"Any United States person (as defined in the Internal Revenue Code of the United States) who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code."

The following legend will appear on all global Notes, definitive Notes, receipts and interest coupons for Notes with maturities at issuance of 183 days or less: "By accepting this obligation, the holder represents and warrants that it is not a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder) and that it is not acting for or on behalf of a United States person (other than an exempt recipient described in Section 6049(b)(4) of the Internal Revenue Code and the regulations thereunder)."

The sections referred to provide that United States holders, with certain exceptions, will not be entitled to deduct any loss on Notes, receipts or interest coupons and will not be entitled to capital gains treatment of any gain on any sale, disposition or payment of principal in respect of Notes, receipts or interest coupons.

Applicable Pricing Supplement

Set out below is the form of Pricing Supplement which will be completed for each Tranche of Notes issued under the Program.

[See Annex B to Appendix D (Form of Operating & Administrative Procedures Memorandum) for the form of Pricing Supplement]






                                   E-2